The Operating Agreement

of

Common Dwelling Fund, LLC

A Delaware Limited Liability Company

Employer Identification Number 86 - 2520968

JDT LEGAL, PLLC

897 W BAXTER DR
SOUTH JORDAN, UTAH 84095

Copyright © 2021 JDT Legal, PLLC

Common Dwelling Fund, LLC

Table of Contents

Article One Company Formation		1-1
Section 1.01	The Limited Liability Company	1-1
Section 1.02	The Company’s Name	1-1
Section 1.03	Tax Classification as a Partnership	1-1
Section 1.04	Company’s Purpose and Scope	1-1
Section 1.05	Purpose of Company Restrictions	1-2
Section 1.06	The Company’s Principal Office and Location of Records	1-2
Section 1.07	Registered Agent and Registered Office	1-2
Section 1.08	The Company’s Term	1-2
Section 1.09	Venue	1-3

Article Two Tax Matters		2-1
Section 2.01	Tax Classification	2-1
Section 2.02	Company Representative	2-1
Section 2.03	Election under Code Section 6221(b)	2-2
Section 2.04	Consistent Treatment	2-2
Section 2.05	Adjustment in Future Tax Years	2-2
Section 2.06	Tax Elections	2-2

Article Three Membership Interests		3-1
Section 3.01	Classification of Membership Interests	3-1
Section 3.02	Membership Interest in the Company	3-1
Section 3.03	Valuing Membership Interests in the Company	3-1

Article Four Capital Contributions and Capital Accounts		4-1
Section 4.01	Initial Capital Contributions	4-1
Section 4.02	Establishing and Maintaining Capital Accounts	4-1
Section 4.03	Adjustment for Company’s Constructive Termination	4-2
Section 4.04	Revaluation Adjustment	4-2
Section 4.05	No Interest or Return of Capital	4-2
Section 4.06	Power to Modify Capital Account Provisions	4-2
Section 4.07	Certain Property Considered to Be Loans	4-3
Section 4.08	Negative Capital Accounts	4-3
Section 4.09	Assignment of Capital Account	4-3

Article Five Allocations and Distributions		5-1
Section 5.01	Allocating Profits and Losses	5-1
Section 5.02	Allocating to Avoid Capital Account Deficit	5-1
Section 5.03	Special and Regulatory Allocations	5-2
Section 5.04	Determining Net Profits and Net Losses	5-4
Section 5.05	Distributions to Members	5-5

Operating Agreement of Common Dwelling Fund, LLC

i

Article Six Company Management		6-1
Section 6.01	Manager’s General Authority	6-1
Section 6.02	A Majority in Interest of Managers Required to Control	6-1
Section 6.03	Limitations on the Manager’s Authority	6-1
Section 6.04	Delegation among the Managers	6-2
Section 6.05	Specific Powers	6-2
Section 6.06	Authorization to Sign Certain Instruments	6-8
Section 6.07	Affidavit of Manager’s Authority	6-9

Article Seven The Manager		7-1
Section 7.01	Manager	7-1
Section 7.02	Extent and Scope of Services	7-1
Section 7.03	Manager’s Power to Amend	7-2
Section 7.04	Indemnification and Hold-Harmless Provision	7-2
Section 7.05	Manager’s Voluntary Resignation	7-3
Section 7.06	Manager Removal	7-3
Section 7.07	Events Not Considered Withdrawal of Manager	7-4
Section 7.08	Additional Managers	7-4
Section 7.09	Vacancy in the Office of Manager	7-4
Section 7.10	Compensation and Expenses of Manager	7-4
Section 7.11	No Bond Required	7-4
Section 7.12	Manager’s Responsibility to File Necessary Forms and Make or Terminate Elections	7-4

Article Eight The Members		8-1
Section 8.01	Members’ Names and Addresses	8-1
Section 8.02	Limited Liability of Members	8-1
Section 8.03	No Right to Participate in Management	8-1
Section 8.04	Restrictions on Members’ Withdrawal Rights	8-1
Section 8.05	Restrictions on Assignees’ Withdrawal Rights	8-2
Section 8.06	No Right to Cause Dissolution	8-2
Section 8.07	Partition Waiver	8-2
Section 8.08	Member Expulsion	8-3
Section 8.09	Voting	8-3
Section 8.10	Limits on Voting Rights	8-3
Section 8.11	Access to Information	8-3

Article Nine Meetings and Notice		9-1
Section 9.01	Special Meetings	9-1
Section 9.02	Meeting Notice	9-1
Section 9.03	Waiving Meeting Notice	9-1
Section 9.04	Voting by Proxy	9-1
Section 9.05	Action by Consent	9-1
Section 9.06	Quorum	9-2
Section 9.07	Presence	9-2
Section 9.08	Conduct of Meetings	9-2

Operating Agreement of Common Dwelling Fund, LLC

Section 9.09	Approval or Consent of Members	9-2

Article Ten Books, Records, and Bank Accounts		10-1
Section 10.01	Books and Records	10-1
Section 10.02	Accounting and Taxable Year	10-1
Section 10.03	Reports	10-1
Section 10.04	Bank Accounts and Company Funds	10-1

Article Eleven Admitting Additional Members		11-1
Section 11.01	Admission by Consent of a Super Majority of Voting Members; Prerequisites	11-1
Section 11.02	Capital Contributions and Fair Market Value	11-1
Section 11.03	Admissions Must Not Violate This Article	11-1

Article Twelve Transfer of Membership Interests by a Member		12-1
Section 12.01	Transfer Restrictions	12-1
Section 12.02	Additional Transfer Restrictions	12-1
Section 12.03	Transferee Treated as an Assignee until Admitted as a Substitute Member	12-1
Section 12.04	Conditions Required to Become a Substitute Member	12-1
Section 12.05	Assignee’s Rights and Limitations	12-2
Section 12.06	Permitted Transfers	12-2
Section 12.07	Amending Operating Agreement and Certificate of Formation	12-3
Section 12.08	Member Disability	12-3
Section 12.09	Death of a Member	12-3
Section 12.10	Voting Rights of Transferred Interests	12-3
Section 12.11	Non-Recognition of an Unauthorized Transfer or Assignment; Accumulation of Amounts to Be Distributed	12-3
Section 12.12	Creditor Rights; Charging Order Sole Exclusive Remedy	12-4
Section 12.13	Company’s Unilateral Purchase Option for Interest Acquired without Consent	12-4
Section 12.14	Assignee or Charging Order Holder Assumes Tax Liability	12-6

Article Thirteen Dissolution and Termination		13-1
Section 13.01	Dissolving the Company	13-1
Section 13.02	Liquidating the Company Property	13-1
Section 13.03	Company Property Sole Source	13-2
Section 13.04	Company Asset Sales during Term of the Company	13-2

Article Fourteen Dispute Resolution Provisions		14-1
Section 14.01	Resolving Disputes among Members and within the Company	14-1
Section 14.02	Notice of Controversy and Designating Authorized Representatives	14-1
Section 14.03	Beginning the Dispute Resolution Procedure	14-1
Section 14.04	Selecting a Mediator	14-1
Section 14.05	Time and Place for Mediation Conference	14-2
Section 14.06	Discovery and Exchange of Information	14-2

Operating Agreement of Common Dwelling Fund, LLC

Section 14.07	Delivery of Written Summaries; Authority to Obtain Professional Assistance	14-2
Section 14.08	Conducting Mediation	14-2
Section 14.09	Final Determinations Bind All Parties	14-2
Section 14.10	Arbitration	14-2
Section 14.11	Settlement during Mediation or Arbitration	14-2
Section 14.12	Qualified Appraisals	14-3
Section 14.13	Right to Seek Equitable Relief	14-3
Section 14.14	Prevailing Party Is Entitled to Recover All Reasonable Costs	14-3

Article Fifteen General Matters		15-1
Section 15.01	Successors and Assigns	15-1
Section 15.02	Irrevocable Durable Power of Attorney	15-1
Section 15.03	No Waiver	15-1
Section 15.04	Definitions	15-1
Section 15.05	Changing the Company’s Situs	15-9
Section 15.06	No Duty to Mail Certificate of Formation	15-9
Section 15.07	General Matters	15-9

Operating Agreement of Common Dwelling Fund, LLC

Securities Law Disclosure

The initial Membership Interests of Common Dwelling Fund, LLC (Company) will be registered pursuant to Regulation A+ (17 CFR 230.251 et seq.). Despite the registration of the initial Membership Interests, the Members understand they are investing in a private company for which no liquid market exists for the acquired Membership Interests.

During the Regulation A+ offering (the “Offering”), the Company will be subject to the reporting requirements set forth in 17 CFR 230.257. Upon termination of the Offering, the Company will continue to file reports under the Securities Exchange Act of 1934, as amended, only if it is required to do so.

The Limited Liability Company Membership Interests of the Company may not be offered for sale, sold, pledged, or otherwise transferred without the express written permission of the Manager, which permission may be withheld with or without reason in the sole, absolute, and unreviewable discretion of the Manager.

No Member may register any Interest in the Company under any federal or state securities law without the express written consent of the Manger and all Members.

The Members understand that some of the restrictions inherent in this form of business, and specifically set forth in this Agreement, may have an adverse impact on the fair market value of the Membership Interests if a Member attempts to sell or borrow against the Membership Interest in the Company.

Operating Agreement of Common Dwelling Fund, LLC

v

Member Acknowledgment

By signing this Agreement, each Member agrees to the following provisions.

Registered Securities

Investment in the Member’s Interest (Interest) in the Company involves a high degree of risk and is suitable only for sophisticated investors.  Interests are being offered in reliance upon Regulation A+.

Member’s Personal Investment

The Member is purchasing the Interest for the Member’s own investment and with no intent to distribute or resell to any other person.

Transferability Restrictions

By this Agreement, the Company has disclosed to the Members and each Member acknowledges that the transferability of the Interest is severely limited.  Each Member will bear the economic risk of investment for an indefinite period.

Member’s Principal Address

This Agreement notes each Member’s principal address.  Each Member shall notify the Company in writing within five days of any change to this address.

Access to Facts

Each Member has had and continues to have access to all material facts regarding the Interest and is satisfied as to the advisability of making this investment.

No Commission or Remuneration

No commission or other payment may be paid to any person in connection with the offer or sale of any Interest.

No Right to Registration

No Member may require the Company to register any Interest under federal or state securities laws at any time, or to join in any future registration.

Hold Harmless

Each Member agrees to hold the Company and its Manager, Members, Member Principals, Organizers, controlling Persons (as defined in the Securities Act), and any persons affiliated with any of them or with the distribution of the Interest, harmless from all expenses, liabilities, and damages (including reasonable attorneys’ fees) arising from a disposition of the Interest in any manner that violates the Securities Act, any applicable state securities law, or this Agreement.

Operating Agreement of Common Dwelling Fund, LLC

Common Dwelling Fund, LLC
a Delaware Limited Liability Company

Article One
Company Formation

Section 1.01The Limited Liability Company

This Agreement, dated effective as of March 2, 2021, forms and establishes a limited liability company under the laws of the State of Delaware, and specifically under the Limited Liability Company Act.  The Company becomes effective upon filing Certificate of Formation as required by the State of Delaware.  The Members, their respective Membership Interests, and their percentages of ownership are identified in the schedule attached to this Agreement as Schedule A.

This Agreement sets forth the rights, duties, obligations, and responsibilities of the Members regarding the Company.

In consideration of the mutual promises, obligations, and agreements set forth in this Agreement, the parties to this Agreement agree to be legally bound by its terms.

Section 1.02The Company’s Name

The Company’s name is Common Dwelling Fund, LLC.  The Manager may change the name of the Company or operate the Company under different names.

Section 1.03Tax Classification as a Partnership

The Members intend to establish an entity that is subject to taxation as a partnership.

Section 1.04Company’s Purpose and Scope

The Company is organized to conduct any lawful purpose permitted under the Act, including any of the following specific purposes:

(a)To Make a Profit

The Company is established and operated to make a profit.

(b)To Provide Centralized Investment Management

This Company is designed to hold investment assets and to provide centralized management of those assets.

(c)To Manage and Develop Real Property

This Company may manage or develop any real property owned or acquired by the Company.

Operating Agreement of Common Dwelling Fund, LLC

1-1

In order to accomplish these purposes, the Company may:

own, acquire, manage, develop, operate, buy, sell, exchange, finance, refinance, and otherwise deal with real, personal, tangible, and intangible property, and any type of business, as the Manager determines from time to time to be in the best interests of the Company; and

conduct any lawful business and investment activity permitted under the laws of Delaware and in any other jurisdiction in which the Company may have a business or investment interest in order to accomplish these objectives.

The Company may engage in any other activities that are related or incidental to these purposes, as the Manager may determine with sole and absolute discretion.

Section 1.05Purpose of Company Restrictions

Capital is material to the business and investment objectives of the Company and its federal tax status.  An unauthorized transfer of a Member’s Interest could create a substantial hardship to the Company, jeopardize its capital base, and adversely affect its tax structure.  As a result, certain restrictions expressed in this Agreement attach to and affect the ownership and transfer of Membership Interests.  These restrictions are not intended to penalize, but are intended to protect and preserve the existing trust-based relationships, the Company’s capital, and the Company’s financial ability to continue to operate.

Section 1.06The Company’s Principal Office and Location of Records

The street address of the principal office in the United States where the Company maintains its records is:

14555 Dallas Parkway,
Suite 100-298

Dallas, Texas 75254

or where the Manager otherwise determines.  The records maintained by the Company must include all records that the law requires the Company to maintain.  The Company must maintain a records office in any jurisdiction that requires a records office and the Company must maintain all records required by applicable law at each records office.

Section 1.07Registered Agent and Registered Office

The Company’s initial registered agent is Rocket Corporate Services, Inc., and the Company’s initial registered office is located at:

2140 S Dupont Highway

Camden, Delaware, 19934

Section 1.08The Company’s Term

The Company’s duration is perpetual.  The Company begins on the date the Certificate of Formation is filed with the Secretary of State of Delaware and continues until terminated or dissolved by this Agreement.

Operating Agreement of Common Dwelling Fund, LLC

1-2

Section 1.09Venue

Venue for any dispute arising under this Operating Agreement or any disputes among any Members or the Company will be in the county of the Company’s Registered Office.

(Remainder of page intentionally left blank.)

Operating Agreement of Common Dwelling Fund, LLC

1-3

Article Two
Tax Matters

Section 2.01Tax Classification

Unless the Voting Members elect not to be treated as a partnership for federal income tax purposes, the federal income tax basis of a Member’s Membership Interest and all other matters relating to the distributive share and taxation of items of income, gain, loss, deduction, depreciation, and credit will be as established by Internal Revenue Code Subchapter K.

But if the Company has only one Member, or for any reason may not be taxed as a partnership, the Manager may classify the Company as a corporation, sole proprietorship, disregarded entity, or any other type of entity that the Company Representative determines to be most advantageous to the Company and its Members.

Section 2.02Company Representative

The Manager must designate a representative with a substantial presence in the United States to serve as the Company representative within the meaning of Code Section 6223 (Company Representative).  The Company Representative has the sole authority to act on behalf of the Company in connection with Internal Revenue Service audits and adjustments.

(a)Legal and Accounting Costs for Tax Matters

The Company must pay all legal and accounting costs associated with any Internal Revenue Service proceeding regarding the Company’s tax returns.

(b)Obligations and Discretion as to Tax Matters

The Company Representative shall notify all of the Members upon receipt of any notice regarding any examination by any federal, state, or local authority about the Company’s tax compliance.  The Company Representative may:

determine whether to contest any proceedings, how to pursue any proceedings, and whether and on what terms to settle any dispute with the Internal Revenue Service;

select the forum for any tax disputes involving the Company; and

extend the statute of limitations for assessing tax deficiencies against the Members with respect to adjustments to the Company’s federal, state, local, or foreign tax returns.

(c)Company Representative to Preserve Tax Classification

Unless the Voting Members elect not to be treated as a partnership for federal income tax purposes, the Company Representative shall take all reasonable steps necessary to classify the Company as a partnership for tax purposes under the Code and Treasury Regulations.  The Company Representative shall prepare and file any forms necessary or appropriate to classify the Company as a partnership for tax purposes under the laws of any jurisdiction in which the Company transacts business.

Operating Agreement of Common Dwelling Fund, LLC

2-1

Section 2.03Election under Code Section 6221(b)

The Company may elect for Code Section 6221(b) to apply for any taxable year that the Company meets the requirements to elect out of Company-level treatment under Code Section 6221(b).  The election must be made with a timely filed return for that taxable year.  The election must include the name and taxpayer identification number of each Member.  The Company must notify each Member of the election in the manner prescribed by the Secretary of Treasury.

Section 2.04Consistent Treatment

Each Member shall, on the Member’s income tax return, treat each item of income, gain, loss, deduction, or credit attributable to the Company in a manner consistent with the treatment of the income, gain, loss, deduction, or credit on the Company income tax return.

Section 2.05Adjustment in Future Tax Years

If any tax proceeding results in adjustment in the amount of any item of income, gain, loss, deduction, or credit of the Company—or any Member’s distributive share thereof—for a prior year, the Company may take corrective action.  If the Company elects to apply Code Section 6226 within 45 days from the date of the notice of final partnership adjustment, the Company may issue the statement described in Code Section 6226(a)(2) to the Internal Revenue Service and to each Member that held an interest in the year in question.  The statement must describe the Member’s share of any adjustment to income, gain, loss, deduction, or credit (as determined in the notice of final partnership adjustment issued by the Internal Revenue Service).  Upon receipt of the statement, each Member must take the adjustments described on the statement into account as provided in Code Section 6226(b).

Alternatively, the Company may require each Member that held an interest in the Company during the prior year to file an amended tax return reporting the Member’s distributive share of the tax adjustments and to pay any taxes resulting from the adjustment in accordance with Code Section 6225(c).  Each Member must submit the amended return and pay all related taxes not later than 270 days from the date on which the notice of a proposed partnership adjustment is mailed to the Company.

This Section and the Member’s obligations under 0 survive the Company’s termination, dissolution, liquidation, and winding up and the Member’s withdrawal from the Company or transfer of its Membership Interest.

Section 2.06Tax Elections

The Manager may make any applicable or available tax elections on behalf of the Company.

Unanimous consent of all Voting Membership Interests is required to exercise the election under Internal Revenue Code Section 754 in any of the following circumstances:

if a new Manager is added;

Operating Agreement of Common Dwelling Fund, LLC

2-2

if the identity of the person or persons who have management authority over an existing Manager changes; or

if the Manager is an entity, in the event of a change of ownership over the managing entity.

(Remainder of page intentionally left blank.)

Operating Agreement of Common Dwelling Fund, LLC

2-3

Article Three
Membership Interests

Section 3.01Classification of Membership Interests

The Company shall issue Voting Membership Interests to the Voting Members.  The Voting Members may vote upon all matters upon which Members have a right to vote under this Agreement, in proportion to their Voting Membership Interests in the Company.

The Company may issue Non-Voting Membership Interests.  Members may own Voting Membership Interests, Non-Voting Membership Interests, or both.  Members who own only Non-Voting Membership Interests are Non-Voting Members and may not vote on any Company matters.

Voting and Non-Voting Members have identical liquidation and distribution rights unless expressly provided to the contrary in this Agreement.  Voting and Non-Voting Members have the same ownership rights except for voting rights.

Section 3.02Membership Interest in the Company

Each Member’s Initial Membership Interest is the total of his or her Voting Membership Interests and Non-Voting Membership Interests expressed as the percentage interests in the attached Schedule A.  Membership Interests will be adjusted from time to time to account for non pro rata Additional Capital Contributions and non pro rata distributions to Members.  If non pro rata contributions or distributions are made, each Member’s Membership Interest will then be determined by dividing the Capital Account of each Member by the aggregate of the then-existing Capital Accounts, after adjusting the Members’ Capital Accounts to reflect the fair market value of the contributed property.

To determine the respective voting rights of the Voting Members, adjustments to Voting Membership Interests of the Voting Members resulting from Additional Contributions or Distributions will be effective the first day of the month immediately following the contribution or distribution date.

The Manager shall maintain a correct record of all Members and their Membership Interests together with amended and revised schedules of ownership caused by changes in the Members and changes in Membership Interests.

Section 3.03Valuing Membership Interests in the Company

For all purposes, the value of the Company as an entity and of Membership Interests will be their respective fair market values.  Any dispute, contest, or issue of fair market value will be resolved by a written Qualified Appraisal by a Qualified Appraiser selected by the Manager.

(Remainder of page intentionally left blank.)

Operating Agreement of Common Dwelling Fund, LLC

3-1

Article Four
Capital Contributions and Capital Accounts

Section 4.01Initial Capital Contributions

As their Initial Capital Contributions to the Company, the Members shall contribute all of their right, title, and interest in and to the property described in Schedule A.  The Members agree that the property described in Schedule A has the fair market value (net of liabilities assumed or taken subject to or by the Company) listed opposite the scheduled property.

Each Member’s Capital Account will be credited with an initial contribution equal to the fair market value as specified in Schedule A of any Voting Membership Interests, and the Company will maintain separate Capital Accounts for each Member’s Voting Membership Interests and Non-Voting Membership Interests as specified on the Exhibit.

Section 4.02Establishing and Maintaining Capital Accounts

A Capital Account will be established for each Member and will be maintained at all times during the existence of the Company in compliance with the Internal Revenue Code and applicable Treasury Regulations.  Each Capital Account will be maintained according to the following provisions.

(a)Credits to Member’s Interest

Each Member’s Interest will be credited with the fair market value of the Member’s contribution of cash or other property, the Member’s distributive share of profits, and the amount of any Company liabilities that are assumed by the Member.

(b)Debits to Member’s Interest

Each Member’s Capital Account will be debited the amount of cash and the fair market value of any property distributed to the Member under this Agreement, the Member’s share of losses, and the amount of any liabilities of the Member that are secured by any property contributed by the Member to the Company.

(c)Assumption of Liability

An assumption of unsecured liability by the Company from a Member will be treated as a distribution of money to the Member, and the Manager shall adjust the Member’s Capital Account accordingly.  Assumption of an unsecured liability of the Company by a Member will be treated as a cash contribution to the Company.  The amount of any liability assumed under this provision will be determined according to Internal Revenue Code Section 752(c).

(d)Adjustments for Non-Cash Distributions

If assets of the Company other than cash are distributed to a Member, the Manager shall adjust the Capital Accounts of the Members to reflect the hypothetical book gain or loss that would have been realized by the Company if the distributed assets had been sold at fair market value in a cash sale in order to reflect unrealized gain or loss.

Operating Agreement of Common Dwelling Fund, LLC

4-1

(e)Adjusting the Fair Market Value on Transfer of Membership Interest

If an existing or new Member acquires an Interest, the Manager shall adjust the Capital Accounts of the Members to reflect fair market value of all properties held by the Company.

Section 4.03Adjustment for Company’s Constructive Termination

If the Company is constructively terminated under Internal Revenue Code Section 708, the Manager shall adjust the Members’ Capital Accounts to reflect fair market value of all properties held by the Company as required by Treasury Regulation Section 1.704-1(b)(2)(iv)(b).

Section 4.04Revaluation Adjustment

The Manager shall adjust the Members’ Capital Accounts to reflect any revaluation of Company property (including intangible assets such as goodwill) under this Section.

(a)Adjustment Based on Fair Market Value

Any revaluation adjustment to a Member’s Capital Account will be based on the fair market value of Company property on the date of the adjustment under Code Section 7701(g).

(b)Adjustment for Unrealized Items

The Manager shall adjust the Members’ Capital Accounts to reflect the manner in which any unrealized income, gain, loss, or deduction inherent in the Company’s property (to the extent that it has not been previously reflected in the Members’ Capital Accounts) would be allocated among all the Members if there were a taxable disposition of this property for fair market value on the date of adjustment.

Section 4.05No Interest or Return of Capital

Despite any other provision of this Agreement, no Member is entitled to any interest on its Capital Account or Membership Interest or on the Member’s Capital Contribution.  No Member may demand or receive the return of all or any portion of the Member’s Capital Account, Membership Interest, or Capital Contribution.

Section 4.06Power to Modify Capital Account Provisions

If, in the Manager’s reasonable judgment, the modification is not likely to have a material effect on the amounts distributable to any Member under this Agreement, the Manager may modify the manner in which the Capital Accounts are computed in order to comply with Treasury Regulation Section 1.704-1(b).  The Manager shall make any necessary or appropriate adjustments to maintain equality between the Members’ Capital Accounts and the amount of Company Capital reflected on the Company’s balance sheet, as computed for book purposes under Treasury Regulation Section 1.704-1(b)(2)(iv)(g), relating to adjustments to book value.

Operating Agreement of Common Dwelling Fund, LLC

4-2

Section 4.07Certain Property Considered to Be Loans

If for any reason the Company would otherwise be deemed an investment company within the meaning of Internal Revenue Code Section 351, the Members intend to comply with the requirements of Internal Revenue Code Section 721(b), so that contributions of property to the Company will not cause recognition of any gain or loss to any Member.  Accordingly, if any contribution of property would cause the recognition of gain or loss to any Member under Internal Revenue Code Section 721(b), then that property will be considered to have been loaned to the Company.  Any loan will bear interest at the minimum interest rate required under Internal Revenue Code Section 7872.  The Manager shall return any property loaned to the Company under this provision to its lender within 90 days of the lender’s demand.

Section 4.08Negative Capital Accounts

If the Company or a Member’s Membership Interest is liquidated, no Member will be required to restore a deficit in his or her Capital Account.

Section 4.09Assignment of Capital Account

Except as otherwise required by the Internal Revenue Code or Treasury Regulations, if any Membership Interest is assigned under this Agreement, the Assignee will succeed to the Capital Account of the Assignor to the extent that it relates to the assigned Membership Interest.  If the assignment of an interest in the Company causes a termination of the Company under Internal Revenue Code Section 708(b)(1)(B), the Capital Account that carries over to the Assignee will be adjusted according to Treasury Regulation Section 1.704-1(b)(2)(iv)(e).

(Remainder of page intentionally left blank.)

Operating Agreement of Common Dwelling Fund, LLC

4-3

Article Five
Allocations and Distributions

Section 5.01Allocating Profits and Losses

Subject to the provisions of 0 and 0, all items of income, gain, loss, deduction, and credit, whether resulting from the Company’s operations or in connection with its dissolution, must be allocated to the Members in proportion to their respective Membership Interests.

If the special allocations have substantial economic effect as required by applicable federal tax law, the Voting Members, acting unanimously, may enter into agreements providing for the special allocation of items of income, gain, loss, deduction, or credit.

The Voting Members may agree to allocate net profits and net losses in a way that conforms to adjustments made to the Percentage Interests because of:

any loans made to the Company that have been converted to Capital Contributions;

any distributions of cash; or

any liquidated distributions.

If the Percentage Interest of a Member is not the same throughout a given Taxable Year, the Manager shall determine the allocation of net profits and net losses to the Members, taking into account the Members’ varying Percentage Interests during the year.  The Manager shall make the determination consistent with the requirements of Internal Revenue Code Section 706(d).

The Manager has the authority to change the allocation provisions of this Section if the Company’s legal counsel advises the Company that this change is required under the Internal Revenue Code based on the manner in which the Members have agreed to bear losses and to share profits and distributions under this Agreement.

Section 5.02Allocating to Avoid Capital Account Deficit

The Manager must not allocate net losses in a way that causes a Member to have a Capital Account deficit at the end of any Taxable Year.  Any Company net losses that cannot be allocated to one or more of the Members without creating a negative Capital Account will be allocated to the remaining Members in proportion to their Capital Accounts until all Members have a Capital Account of zero.  When all Members have a Capital Account of zero, net losses will be allocated proportionately among the Members according to their respective Membership Interests.  If some but not all of the Members would have a deficit in their Capital Accounts because of loss allocations, the Manager shall allocate the maximum permissible losses to each Member on a Member-by-Member basis under Treasury Regulation Section 1.704(b)(2)(ii)(d).  The Manager shall allocate any remaining net losses to the Members according to the Members’ respective Membership Interests.

Operating Agreement of Common Dwelling Fund, LLC

5-1

Section 5.03Special and Regulatory Allocations

The Manager shall make the following special and regulatory allocations.

(a)Allocations Related to Contributed Property

For any property contributed to the capital of the Company, the Manager shall allocate income, gain, loss, and deductions among the Members under Internal Revenue Code Section 704(c) to account for any variation between the adjusted basis of the property to the Company for federal income tax purposes and its fair market value on the contribution date.  If the Manager adjusts the fair market value of any Company asset, then in making subsequent allocations of income, gain, loss, and deductions regarding that asset, the Manager shall account for any variation between the adjusted basis of the asset for federal income tax purposes and the asset’s fair market value in the same manner provided under Internal Revenue Code Section 704(c).

(b)Member Non-Recourse Deduction Allocations

The Manager shall allocate all Member Non-Recourse Deductions for each Taxable Year to the Member or Members who bear the economic risk of loss regarding the Member Non-Recourse Debt to which any Member Non-Recourse Deductions are attributable. The ratio reflects the Member’s economic risk of loss and complies with Treasury Regulation Section 1.704-2(i)(1).

(c)Company Minimum Gain Chargeback

If the Company Minimum Gain has a net decrease during any Company Taxable Year, the Manager shall allocate items of Company income and gain for the year (and, if necessary, for any subsequent years) in proportion to the respective amounts required to be allocated to each Member under Treasury Regulation Section 1.704-2(f) and (g).  This provision is intended to comply with the minimum gain chargeback requirement of Treasury Regulation Section 1.704-2.

To the extent permitted by Treasury Regulation Section 1.704-2 and for purposes of this provision only, the Manager shall determine any deficit in each Member’s Capital Account before any other allocations under this Article with regard to the Taxable Year and without regard to any net decrease in Member Minimum Gain during the Taxable Year.

(d)Member Minimum Gain Chargeback

If the Member Minimum Gain has a net decrease attributable to Member Non-Recourse Debt during a Taxable Year after the Manager computes and accounts for Company Minimum Gain Chargeback above, then Manager shall allocate items of income and gain for that year (and, if necessary, for any subsequent years) to any Member who has a share of the Member Minimum Gain attributable to that Member’s Non-Recourse Debt at the beginning of the year in the amount and proportions necessary to satisfy Treasury Regulation Section 1.704-2(i).

Operating Agreement of Common Dwelling Fund, LLC

5-2

(e)Qualified Income Offset

If any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), the Manager shall allocate items of Company income and gain to the Member to eliminate any deficit in the affected Members’ Capital Accounts to the extent required by Treasury Regulations as quickly as possible.  But the Manager shall make an allocation under this provision only to the extent that an affected Member would have a remaining Capital Account deficit after all other allocations under this Article have been computed.

This provision is intended to comply with the qualified income offset requirement of Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(3).

(f)Gross Income Allocation to Restore Capital Account Deficit

If any Member has a Capital Account deficit at the end of any Company Taxable Year that exceeds the sum of the amount the Member is obligated to restore under this Agreement and the amount the Member is obligated to restore under the Regulations, then the Manager shall allocate items of Company income and gain in the amount of the excess as quickly as is practicable.  But the Manager shall make an allocation under this provision only to the extent that an affected Member would have a remaining Capital Account deficit after all other allocations under this Article have been computed.

(g)Allocation from Disposition of Property Not Revalued

If properties of the Company are not revalued under Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and the Capital Accounts of the Members are not adjusted accordingly upon the admission of a Member or the liquidation of Membership Interest, then Manager shall allocate gain or loss recognized upon the sale or other disposition of Company property among the Members.  This allocation will take into account the variation between the adjusted basis of the property and the property’s fair market value on the date the Member was admitted or the Interest was liquidated, as the case may be, under Code Section 704(c).

(h)Allocation Related to Adjustments in Tax Basis

If Internal Revenue Code Section 734(b) or 743(b) requires an adjustment to the adjusted tax basis of any Company asset, Treasury Regulation Section 1.704-1(b)(2)(iv)(m) must be taken into account in determining the Capital Accounts.  The amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset).  The Manager shall allocate this gain or loss to the Members consistent with Treasury Regulation Section 1.704-1.

(i)Allocation Related to Capital-Event Adjustments

If the gross book value of any asset of the Company is increased or decreased for special events, the Manager shall allocate gain or loss as required for Capital Account purposes.  The Manager shall take into account any difference between the adjusted basis of the asset for federal income tax purposes and the asset’s gross book value for any later allocations of income, gain, loss, or deductions regarding any adjusted asset.

Operating Agreement of Common Dwelling Fund, LLC

5-3

(j)Allocation Consistent with Distributions

The Manager shall allocate net profits and net losses in a manner consistent with:

the requirements for distributions of cash described elsewhere in this Agreement;

the requirements for distribution of Company assets upon its dissolution and winding up strictly in accordance with Capital Account balances as specified in the procedures described below; and

the requirements of applicable Regulations under Internal Revenue Code Section 704(b).

(k)Allocations to Comply with Regulations and Intentions of Members

The allocations of net income, gains, net losses, and deductions set forth in this Agreement are intended to comply strictly with Treasury Regulation Section 1.704-1(b), Treasury Regulation Section 1.704-1(b)(4)(iv), and Treasury Regulation Section 1.704-2, and are intended to have substantial economic effect within the meaning of those Regulations.

The allocations may not be consistent with the intentions of the Members to allocate distributions.  Accordingly, the Manager is authorized to allocate net profits, net losses, and other economic items among the Members to prevent the allocations from distorting the manner in which distributions are intended to be divided among the Members under this Article.  In general, the Members anticipate that these allocations will be accomplished by specially allocating other net profits, net losses, and items of income, gain, loss, and deductions among the Members so that the net amount of the allocations and any special allocations to the Member is zero.  If, for any reason, the Manager determines that the allocation provisions of this Agreement are unlikely to be recognized for federal income tax purposes, the Manager may amend this Agreement’s allocation provisions to the minimum extent necessary to effect the plan of allocations and distributions in this Agreement.

Section 5.04Determining Net Profits and Net Losses

For purposes of this Article, the terms net profits and net losses mean the amount of the Company’s taxable income or loss for any year or period, determined under Internal Revenue Code Section 703(a).  All items of income, gain, loss, or deduction required under Section 703(a)(1) to be stated separately will be included in taxable income or loss.  This determination of net profits and net losses includes the following items:

any income of the Company that is exempt from federal income tax that is not otherwise taken into account in computing taxable income or loss under this Article;

any expenditures of the Company described in Internal Revenue Code Section 705(a)(2)(B) relating to nondeductible expenses that are not otherwise taken into account in computing taxable income or loss, and if any Company asset’s value is adjusted, the amount of the adjustment will be taken into account as gain or loss from the disposition of the asset.

Any other items that are specially allocated under this Article will not be taken into account in computing net profits and net losses.

Operating Agreement of Common Dwelling Fund, LLC

5-4

Section 5.05Distributions to Members

Except as specifically set forth in this provision, no Member may demand distributions of any Company assets.  Distributions of Company assets, when made, will be made under this Section.

(a)Cash Distributions

Except as provided in 00, the Manager shall distribute the Cash-Flow Earnings of the Company at least annually, unless otherwise limited by this Agreement.  Distributions may be made in periodic installments during the Taxable Year or in a lump sum at the end of the Taxable Year.  The Manager shall make final distributions of Cash-Flow Earnings for a Taxable Year no later than 60 days after the end of the Taxable Year.

(b)In-Kind Satisfaction

If the Company does not have sufficient available cash to discharge a payment obligation to a Member, the Manager may satisfy a distribution of Cash-Flow Earnings with a distribution of Company property of equivalent value to the unsatisfied distribution of Cash-Flow Earnings.  Before making an in-kind distribution, the Manager must adjust the Members’ Membership Interests to account for any difference between the established fair market value and the book value of the in-kind property to be distributed.

(c)No Interest

If a Member does not withdraw all or any portion of the Member’s share of any cash distribution made under Subsection 0, the Member may not receive any interest on the unwithdrawn amount nor on any additional Membership Interest unless all Members agree.

(d)Cash from Capital Transactions

The proceeds of any capital transaction will be applied to payment of all expenses incurred in connection with the transaction and, to the extent specified in the terms of any capital transaction, to the payment of any indebtedness secured by the asset involved in the capital transaction.

(e)Distribution Allocations

Distributable Proceeds will be apportioned among the Investors pro rata in proportion to their Interests (including to the Manager, Principals and their Affiliates to the extent they have also made Capital Contributions) and then distributed to each Investor and Manager in the following order and priority: (a) first, 100% to such Investor (including to the Manager, Principals and their Affiliates to the extent they have also made Capital Contributions) until such Investor has received in an aggregate amount equal to their capital contributions; (b) second, 100% to the Investor until such Investor has received an 8% internal rate of return in proportion to their then current respective percentage interests; (c) third, 10% to the Manager and 90% to such Investor in proportion to their then current respective percentage interests until the Investor has received an internal rate of return of 15% (d); fourth, 20% to the Manager and 80% to such Investor in proportion to their then current respective percentage interests until the Investor has received an internal rate of return of 25% (e) fifth, 35% to the Manager and 65% to such Investor in proportion to their then current respective percentage interests.

Operating Agreement of Common Dwelling Fund, LLC

5-5

(f)Return of Distribution

Any distribution made to the Members will be considered to comply with applicable law if the distribution is made from available Company assets.  If a court of competent jurisdiction finds that a distribution violates applicable law and the request for return of the distribution is approved by 85% of the Voting Members, the Members must return their respective share of that distribution.

(g)Deemed Notice to Creditors

The Company’s creditors are deemed to have notice of the provisions of this Article and of the fact that Members are not required to return a distribution unless the request for return of the distribution has been approved by 85% of the Voting Members.

(Remainder of page intentionally left blank.)

Operating Agreement of Common Dwelling Fund, LLC

5-6

Article Six
Company Management

Section 6.01Manager’s General Authority

Subject to the specific rights given to the Voting Members in this Agreement, the Manager may make all decisions concerning any matter affecting or arising out of the Company’s business conduct.  The Manager has the exclusive right and full authority to manage, conduct, and operate the Company business.

The Manager shall manage and administer the Company according to this Agreement and as provided by the laws of the State of Delaware.

Section 6.02A Majority in Interest of Managers Required to Control

When more than one Manager is acting, the concurrence of a majority in interest of the Managers controls in all matters pertaining to the Company’s administration.  When only two Managers are acting, the concurrence and joinder of both is required.

Section 6.03Limitations on the Manager’s Authority

This Section limits the authority of the Manager.

(a)Acts Requiring 85% Approval of Voting Membership Interests

The consent of 85% of all the Voting Membership Interests is required to confess a judgment against the Company or to file or consent to filing a petition for or against the Company under any federal or state bankruptcy, insolvency, or reorganization act.

(b)Acts Requiring Unanimous Approval of the Voting Members

The Manager may not do any of the following without the unanimous written consent of all Voting Members:

sell substantially all of the property in liquidation or cease the Company’s business before the Company’s actual termination;

amend this Agreement, except under 0;

change or reorganize the Company into any other legal form;

expel a Member;

dissolve and liquidate the Company;

distribute more than 25% of the fair market value of the Company’s assets in any tax year;

contribute Company property to a charity; or

register any interest in this Company for an offering under any federal or state securities law.

Operating Agreement of Common Dwelling Fund, LLC

6-1

(c)Voting Members Who Are under Court Orders

The vote, consent, or participation of any Voting Member under any kind of court order charging, restraining, prohibiting, or in any way preventing any Voting Member from participating in Company matters is not required in order to obtain the necessary percentage vote or consent or participation for the Company to act upon any proposed action.

Section 6.04Delegation among the Managers

When more than one Manager is serving, a Manager may delegate to any other Manager the power to exercise any or all powers this Agreement grants the Manager, including discretionary powers, if allowed by law.  The delegating Manager may revoke this delegation at will.  Any delegation of power, modification of delegation of power, or revocation of delegation of power must be in a writing and signed by the delegating Manager.

As long as any delegation of power is in effect, the Manager to whom the power is delegated may unilaterally exercise the delegated powers with the same force and effect as if the delegating Manager had personally joined in the exercise of the power.

Section 6.05Specific Powers

In pursuing its lawful purposes, the Company may do all things that limited liability companies are permitted to do under the Act and specifically may acquire, hold, rent, lease, sell, convey, exchange, convert, improve, repair, manage, control, invest, and reinvest the funds of the Company in every kind of real and personal property, both tangible and intangible.  This includes property acquired subject to or in assumption of an existing indebtedness and property acquired in whole or in part for promissory obligations of the Company.

The Company may make any payment, receive any money, take any action, and make, sign, deliver, and receive any contract, deed, instrument, or document that may be necessary or advisable to exercise any of the powers conferred under this Agreement and that are necessary or prudent for the proper administration and conservation of the Company’s investments.

By way of illustration, but not by way of limitation, the Company is authorized to exercise the following powers.

(a)Business Powers

The Company may acquire, hold, and sell any of the following as Company property:

the stock of any corporation;

any interest in a limited partnership as a general partner or a limited partner;

any membership interest in a limited liability company;

any partnership interest in a limited liability partnership;

any interest in a business trust; or

any interest in any joint venture.

The Company may elect or employ directors, officers, employees, managers, and agents and compensate them for their services.

Operating Agreement of Common Dwelling Fund, LLC

6-2

The Company may exercise all of the powers granted in this Agreement regardless of whether the Manager is personally interested or an involved party regarding any business enterprise forming a part of the Company property.

(b)Employing Agents and Others

The Company may employ agents, employees, managers, accountants, attorneys, consultants, and other persons necessary or appropriate to carry out the business and affairs of the Company, whether or not the person or persons are Affiliated Persons, or are employed by an Affiliated Person.

The Company may pay reasonable fees, costs, expenses, salaries, wages, and other compensation as the Manager determines appropriate as a Company expense.  These expenses may include payment or reimbursement for all fees, costs, and expenses incurred in the formation and organization of the Company.

The Company may delegate management functions to any corporation, partnership, limited liability company, or other entity qualified to manage the property and to conduct the business activities of the Company.  Delegating management powers will not relieve the Manager from personal liability for management decisions and operations of the Company.  Any delegation of authority is to be considered in compensating the Manager for services to the Company.

(c)Management Expenditures

The Company may make any expenditures and investments that the Manager determines to be necessary or appropriate to manage the Company and to carry out the obligations under this Agreement.

(d)Forming Other Legal Entities

The Company may form, participate in forming, and invest any part of the Company’s property in any one or more of the following:

revocable or irrevocable trusts;

corporations;

general or limited partnerships;

limited liability partnerships or limited liability limited partnerships;

joint ventures;

limited liability companies; or

any other legal entity.

The Company may serve:

as the general partner of a partnership; or

as the manager of a limited liability company in which the Company has made (or intends to make or otherwise acquire) an investment.

The Company may invest in any of the above-listed legal entities even if federal and state law restrictions and contractual restrictions on ownership, transfer of interests, and

Operating Agreement of Common Dwelling Fund, LLC

6-3

liquidation contained in the governing instruments cause the Company’s ownership interest in the entity to have a fair market value that is less than the fair market value of the assets contributed to the entity.

(e)Business or Trade Names

The Company may adopt trade or business names as the Manager determines to be appropriate.

(f)Investment Powers in General

The Company may invest and reinvest in any class  or kind of real property as the Manager determines to be appropriate.

The Company may purchase life, accident, disability, medical, or other insurance on, on behalf of, and for the benefit of any Member or Manager.

(g)Life Insurance and Annuity Powers

Concerning life insurance policies and annuities, the Company may:

purchase, accept, hold, and manage life insurance policies and annuity contracts as owner, Assignee, and beneficiary;

sign or cancel any automatic premium loan agreement regarding any policy, and elect or cancel any automatic premium loan provision in a life insurance policy;

borrow money with which to pay premiums due on any insurance policy from any source, and assign any policy as security for the loan;

exercise any option contained in an insurance policy with regard to any dividend or share of surplus apportioned to the policy, reduce the amount of a policy, convert or exchange the policy, or surrender a policy at any time for its cash value;

elect any paid-up insurance or any extended-term insurance nonforfeiture option contained in a policy;

sell any policy at its fair market value to the insured or to anyone having an insurable interest in the policy; and

exercise any other right, option, or benefit contained in a policy or permitted by the insurance company issuing the policy.

(h)Loaning, Borrowing, and Encumbering Powers

The Company may borrow money and may mortgage, pledge, or otherwise encumber the assets of the Company.  The Company may prepay in whole or in part, recast, increase, modify, extend, or refinance any mortgages affecting the Company property, and may sign any extension, renewal, or modification of any mortgage on the Company property.  But the Manager may not cause any Member to incur personal liability for any indebtedness secured by any mortgage on the Company property.

Operating Agreement of Common Dwelling Fund, LLC

6-4

(i)Company Property Maintenance

The Manager shall maintain and operate the Company property in a manner that fully satisfies the obligations imposed by any mortgages encumbering the Company property, and by any other agreement concerning the maintenance of Company property.

(j)Bank Account Powers

The Manager may establish and maintain bank accounts of all types in one or more banking institutions that the Manager chooses.

(k)Nominee Powers

The Manager may cause Company property to be held in the name of a nominee and may enter agreements to facilitate any nominee agreement.

(l)Non-Productive Property

The Manager may hold property that is non-income producing or is otherwise nonproductive if, with sole discretion, the Manager determines that holding the property is in the best interest of the Company.

(m)Oil, Gas, Coal, and Other Mineral Powers

Concerning any oil, gas, coal, or other mineral interests, including futures interests (referred to generally as mineral interests), the Manager may:

do all things necessary to maintain in full force and effect any mineral interests comprising part or all of the Company property;

purchase additional mineral interests when necessary or desirable to effect a reasonable plan of operation or development with regard to the Company property;

buy or sell any undivided interest in any mineral interests, and exchange any mineral interests for interests in other properties or for services;

sign leases for any mineral interests on terms the Manager determines to be proper;

enter pooling, unitization, repressurization, and other types of agreements relating to developing, operating, and conserving any mineral interests;

sign division orders, transfer orders, releases, assignments, farm outs, and any other instruments that the Manager determines to be proper;

drill, test, explore, mine, develop, and otherwise exploit any mineral interests;

create or participate in any other entity or organization to acquire, hold, exploit, develop, operate, or dispose of any mineral interest; and

hire consultants or outside specialists to evaluate, manage, acquire, dispose of, or develop any mineral interest.

(n)Powers of Attorney

The Manager may appoint any individual or corporation a revocable or irrevocable power of attorney to transact business on behalf of the Company.  The power of attorney may grant any rights, powers, and discretion to the extent of the Manager’s authority.

Operating Agreement of Common Dwelling Fund, LLC

6-5

(o)Real Estate Powers

Concerning real property, the Manager may:

buy and sell interests in real property;

sign leases and grant options to lease for any term, even though the term extends beyond the term of the Company;

grant, release, convey, or assign any interest to easements and other interests regarding real property; enter into party-wall agreements; sign estoppel certificates; and develop and subdivide any real property;

dedicate parks, streets, and alleys or vacate any street or alley;

construct, repair, alter, remodel, demolish, or abandon improvements;

take any other action reasonably necessary to preserve an interest in real property or in fixtures comprising a part of the Company property; and

partition or exchange real property, in whole or in part, for other real or personal property.

Concerning land trusts, the Manager may:

act as trustee of any land trust of which the Company is a beneficiary;

convey title to real property subject to the land trust;

sign all documents pertaining to the property subject to the land trust;

act in all matters regarding the land trust; and

sign assignments of all or any part of the beneficial interests in the land trust.

(p)Sale, Lease, and Other Dispositive Powers

The Manager may sell, lease, transfer, exchange, grant options regarding, or otherwise dispose of the Company property.

The Manager may deal with the Company property as the Manager determines advisable.  The Manager may enter into contracts, deeds, leases, and any other instruments that the Manager determines appropriate, and may deal with the Company property in all other ways in which a natural person could deal with property.

(q)Securities Powers

The Manager may acquire, hold, and sell:

publicly traded securities—including stocks, bonds, warrants, options, futures, mutual funds, partnership interests, interests in other limited liability companies or other business entities, real estate investment trusts, domestic and international diversified asset funds, and investment funds;

obligations of the United States government or of any, state, municipality, state agency, or foreign government; and

Operating Agreement of Common Dwelling Fund, LLC

6-6

cash deposits, money market funds, brokerage company investment and money market accounts, certificates of deposit, savings accounts, and checking accounts—without limitation as to the location of the account or depository.

The Manager may retain, exercise, or sell rights of conversion or subscription regarding any securities held as Company property.

The Manager may vote or refrain from voting at corporate meetings either in person or by proxy, whether general or limited, and with or without substitutions.

(r)Settlement Powers

The Manager may pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend, or compromise any obligation or claim except to the extent this Agreement otherwise limits this power .

(s)Surety and Indemnity Powers

The Manager may sign and deliver any surety, indemnity, or similar agreement concerning the business activities of the Company and may pledge or mortgage the assets of the Company to secure a surety or indemnity obligation.

(t)Environmental Powers

The Manager may refuse to accept any property that the Manager determines may have been contaminated by any hazardous or toxic substance as defined by applicable law, or that has been used for any activities involving hazardous or toxic substances in a way that may expose the Company’s assets to liability.

The Manager may inspect any Company property to determine compliance with any environmental law affecting the property or to respond to any applicable environmental law affecting property held by the Company.  The Manager may disclaim or release any power or right that the Company determines may cause the Company to incur liability under any environmental law.

The Manager may take any necessary action to prevent, abate, clean up, or otherwise respond to any actual or threatened violation of any environmental law affecting Company property.  The Company may charge the cost of any inspection, review, prevention, abatement, response, cleanup, or remedial action authorized under this power against the Company property.

The Manager will not be liable for any decrease in value of the Company property because of any act taken in compliance with any environmental law, or for taking action that the Manager determines is reasonably necessary to minimize adverse consequences of contaminated property.

Section 6.06Authorization to Sign Certain Instruments

Regarding all obligations, powers, and responsibilities under this Agreement, the Manager may sign and deliver any notes and other evidence of indebtedness, contracts, agreements, assignments, deeds, leases, loan agreements, mortgages, and other security instruments and agreements in any form on behalf of the Company as the Manager determines to be proper.

Operating Agreement of Common Dwelling Fund, LLC

6-7

Section 6.07Affidavit of Manager’s Authority

Any third party dealing with the Company may rely on a notarized writing signed by the Manager stating the Manager’s authority to act for the Company.  The Manager may use the following as an example of a valid writing:

Sample Written Statement of Authority of the Manager
of
Common Dwelling Fund, LLC

On my oath and under penalty of perjury, I swear that I am the duly appointed Manager of Common Dwelling Fund, LLC, a Delaware Limited Liability Company.  I certify that I have not been removed as Manager and have the authority to act for and bind Common Dwelling Fund, LLC in business transactions for which this affidavit is given as affirmation of my authority.

Common Dwelling Fund, LLC

Common Dwelling Management, LLC, Manager

By: _____________________

Ty Lee, Manager

Sworn and subscribed before me the undersigned authority, by Ty Lee, Manager of the Common Dwelling Management, LLC on _________________, 20____.

__________________________

Notary Public

This example may be modified to reflect the Manager’s fiduciary duty.

(Remainder of page intentionally left blank.)

Operating Agreement of Common Dwelling Fund, LLC

6-8

Article Seven
The Manager

Section 7.01Manager

Common Dwelling Management, LLC is appointed as Manager of the Company.  The Manager shall manage and administer the Company’s property and perform all other duties prescribed for a Manager by Delaware law.  The Company must have at least one Manager at all times.  No other person may act for or bind the Company except as permitted in this Agreement or as required by law.  No Manager will be personally liable for the obligations of the Company.

Section 7.02Extent and Scope of Services

The Manager shall adequately promote the interest of the Company and the mutual interest of the Members, and shall commit the necessary time and effort to do so.  The Manager is not required to devote full-time hours to Company business.

(a)Other Ventures

The Manager may engage in and possess interests in other business ventures independently or with others, and neither the Company nor any Member will acquire any interest in the Manager’s independent ventures because of the Manager’s service to the Company.  The Manager may compete with the Company through any independent venture without liability to the Company for so doing.

Despite the fiduciary duty owed by the Manager to the Company or the Members of the Company, the Manager is under no obligation to present any investment opportunity to the Company.

(b)Manager’s Fiduciary Duty

In carrying out the duties of Manager under this Agreement, the Manager shall act as a fiduciary for the Members.  In fulfilling this fiduciary duty, the Manager shall act in good faith and loyalty in a manner the Manager reasonably believes to be in the best interests of the Company and its Members, and with such care as an ordinary prudent person in a similar position would use under similar circumstances.

Accordingly, the Manager may not:

act in any manner contrary to this Agreement;

receive extra compensation not provided in this Agreement;

commingle Company funds;

fail to disclose material facts involving transfers to or from the Company; or

derive any personal profit from dealing with the Company.

The Manager must account to the Company for any benefit received by the Manager without the consent of the Voting Member from any transaction connected with the formation, conduct, or liquidation of the Company, or from any use by the Manager of

Operating Agreement of Common Dwelling Fund, LLC

7-1

Company property.  The Manager shall hold any benefits he or she receives under this provision as trustee for the benefit of the Company.

(c)Employing Professionals

The Manager may employ any brokers, agents, accountants, attorneys, or other advisors as the Manager determines appropriate for managing the Company business.

Section 7.03Manager’s Power to Amend

The Manager may, without the consent of the Members, amend any provision of this Agreement or the Certificate of Formation, and prepare and deliver any documents necessary to reflect:

a change in the Company’s name or its principal office location;

the admission, substitution, or termination of Members according to this Agreement;

a change that the Manager, with sole discretion, determines to be necessary or advantageous to qualify or to maintain qualification as a limited liability company or a company in which the Members have limited liability under the laws of any jurisdiction, or to ensure that the tax treatment of the Company does not change, other than under 0;

a change that does not adversely affect the Members in any material respect or that is required or contemplated by this Agreement; or

any other similar amendments.

Any other amendments require the written consent of 85% of the Voting Membership Interests unless other provisions of this Agreement require a higher percentage of the Voting Members (such as liquidating the Company before its term expires).

Section 7.04Indemnification and Hold-Harmless Provision

To the extent possible, this provision is intended to supersede any provision of Delaware law to the contrary.

The Manager is not liable to any Member for any loss or damage incurred on behalf of the Company because of any act, omission, or forbearance if the Manager acted in good faith, in a manner that the Manager reasonably believed to be for the best interests of the Company, and within the scope of the authority granted to the Manager by this Agreement.

(a)Gross Negligence or Willful Misconduct

A Manager is personally liable if the Manager is guilty of fraud, intentional breach of this Agreement, gross negligence, or willful misconduct regarding an act, omission, or forbearance.

(b)Good-Faith Acts, Omissions, and Forbearances

Any act, omission, or forbearance by a Manager on advice of counsel to the Company must be conclusively presumed to have been in good faith.

(c)No Personal Liability for Capital Contributions

The Manager is not personally liable for the return of any portion of any Member’s Capital Contribution.  Any return of capital will only be made from Company assets.

Operating Agreement of Common Dwelling Fund, LLC

7-2

(d)Indemnity Provisions

The Company shall indemnify and hold the Manager harmless from any loss, expense, or damage resulting from any act, omission, or forbearance of the Manager relating to the Company.  The Company is not required to indemnify the Manager for any loss, claim, expense, or damage incurred because of the Manager’s willful misconduct, gross negligence, or fraud.

Section 7.05Manager’s Voluntary Resignation

Subject to any contract between the Company and the Manager, any Manager may resign at any time, without prejudice to any Company rights under any contract to which the Manager is a party, by giving written notice to the Members.  Any resignation will take effect on the date the notice is received or later if specified in the resignation notice.  Unless otherwise specified, acceptance of the resignation notice is not required to make the Manager’s resignation effective.

A Manager’s resignation will not prejudice the Company’s rights under any contract to which the Manager is a party on behalf of the Company.

Section 7.06Manager Removal

A Manager may be removed as Manager for cause by the affirmative vote of at least 85% of the Voting Membership Interests, excluding the Manager at issue if the Manager is also a Voting Member of the Company.  For purposes of this provision, the term for cause includes:

any material act of self-dealing by a Manager;

any material act constituting gross negligence, willful misconduct, or fraud;

any act constituting the willful and intentional disregard of a directive of the Voting Members by a vote on a matter in which the Voting Members have a vote under this Agreement or under the laws of the State of Delaware.

The term material means a significant monetary damage to the Company as the result of the act, omission, or forbearance by a Manager constituting self-dealing, gross negligence, or fraud.  The term material does not include:

incidental or insignificant monetary damage to the Company;

monetary damage incurred by someone who is not a Member and for which the Company is not liable; nor an intangible loss or damage that cannot be valued under the fair market valuation standards of federal tax law as reflected in pronouncements such as Revenue Ruling 59-60.

If a court of competent jurisdiction or an arbitrator in binding arbitration conducted under the terms of this Agreement or by agreement of the Manager conclusively resolves the issues of self-dealing, willful misconduct, gross negligence, fraud, and material damage to the Company against the Manager, any voting attributes of a Manager who is also a Voting Member will be disregarded in the vote to remove the Manager.

Operating Agreement of Common Dwelling Fund, LLC

7-3

Section 7.07Events Not Considered Withdrawal of Manager

Despite any provision in the Act, neither of the following events automatically causes a withdrawal:

the Manager becoming the subject of an order for relief or being declared insolvent in any federal or state bankruptcy or insolvency proceeding, nor an entity Manager’s charter revocation and the expiration of the 90-day reinstatement period or revocation without a reinstatement of its charter.

Section 7.08Additional Managers

Upon the super majority consent of the Voting Members and any then-serving Manager or Managers, any person (including a Voting Member) may be designated a Manager at any time.

Section 7.09Vacancy in the Office of Manager

If all of the Managers withdraw, are removed, or otherwise cannot serve as Managers for any reason, a majority of the Voting Membership Interests of the Voting Members shall, within 90 days after the date the last remaining Manager stops serving, designate one or more new Managers.  The appointed Manager or Managers will automatically have the rights, authorities, duties, and obligations of a Manager under this Agreement.

Section 7.10Compensation and Expenses of Manager

The Manager is entitled to receive a reasonable salary or other compensation for services provided in accordance with the Schedule of Manager’s Compensation, attached hereto and incorporated herein by this reference as Schedule B.  The Manager is entitled to reimbursement for reasonable costs and expenses the Manager incurs in conducting Company business.

Section 7.11No Bond Required

Except to the extent required by law, no Manager is required to furnish bond or other security in order to serve as Manager.

Section 7.12Manager’s Responsibility to File Necessary Forms and Make or Terminate Elections

The Manager shall take all action necessary to assure prompt and timely filing of:

the Certificate of Formation and any amendments thereto according to this Agreement;

all required state and federal tax returns, reports, and forms; and

all state and federal tax elections or election terminations as determined by the Manager to be in the best interest of the Company.

(Remainder of page intentionally left blank.)

Operating Agreement of Common Dwelling Fund, LLC

7-4

Article Eight
The Members

Section 8.01Members’ Names and Addresses

The Manager shall maintain an updated list of all past and present Members of the Company, and their last known mailing addresses.  The list must be kept as part of the Company records.

Section 8.02Limited Liability of Members

Except under 0, no Member will be required to contribute capital to the Company for the payment of any losses or for any other purposes, and no Member will be responsible or obligated to any third party for any debts or liabilities of the Company in excess of the amount of:

that Member’s unpaid required contributions to the Company’s capital;

unrecovered contributions to the Company’s capital; and

that Member’s share of any undistributed Company profits.

Section 8.03No Right to Participate in Management

No Member may participate in the management and operation of the Company’s business and its investment activities or bind the Company to any obligation or liability whatsoever.  But a Voting Member may exercise any power authorized by the Act that a Voting Member may exercise without being considered to be taking part in the control of the business of the Company.

(a)Title Transfer to Company Assets

A Member may not transfer legal or beneficial title to property of the Company unless the Member acts according to the limited authority prescribed by the laws of the State of Delaware relating to the winding up of the Company in the absence of a qualified Manager.  Any Member who acts in that capacity may do so only after first submitting an affidavit of fact stating the conditions under which the Member serves.  Any affidavit prepared according to this provision must be kept with the Company records.

(b)Members Must Not Bind the Company

A Member must not perform any act that would bind the Company or any other Member.

(c)Members Must Not Incur Expenditures

A Member must not incur any expenditure on the Company’s behalf.

Section 8.04Restrictions on Members’ Withdrawal Rights

No Member may withdraw from the Company or receive a return of any contributions to the Company until the Company is terminated and its affairs wound up according to the Securities Act and this Agreement.  Any Member who does any of the following has breached this Agreement:

attempt to withdraw from the Company;

interfere in the management of the Company affairs;

Operating Agreement of Common Dwelling Fund, LLC

8-1

engage in conduct that results in the Company losing its tax status as a Company;

engage in conduct that discredits the Company;

own a Membership Interest that becomes subject to a charging order, attachment, garnishment, or similar legal proceedings;

breach any confidentiality provisions of this Agreement;

bring any legal action against the Company to force the dissolution of the Company, to force any distribution of Company assets, or to appoint a receiver; or

fail to discharge a legal duty to the Company.

Any Member who breaches this Agreement is liable to the Company for damages caused by the breach, including attorney’s fees and expenses of litigation.  The Company may offset damages against any distributions or return of capital to the Member who has breached this Agreement.

Section 8.05Restrictions on Assignees’ Withdrawal Rights

No Assignee has the right to receive a return of any contributions (whether the contributions were made by the Assignee or by an Assignor) until the Company is terminated and its affairs wound up according to the Act and this Agreement.  Any Assignee who does any of the following will be considered to have breached this Agreement:

interfere in the management of the Company affairs;

engage in conduct that results in the Company losing its tax status as a Company;

engage in conduct that discredits the Company;

breach any confidentiality provisions of this Agreement;

bring any legal action against the Company to force the dissolution of the Company, to force any distribution of Company assets, or to appoint a receiver; or

fail to discharge a legal duty to the Company.

Any Assignee who breaches this Agreement is liable to the Company for damages caused by the breach.  The Company may offset damages against any distributions or return of capital to the Assignee who has breached this Agreement.

Section 8.06No Right to Cause Dissolution

No Member may cause the dissolution and winding up of the Company by court decree or otherwise.

Section 8.07Partition Waiver

Each Member, individually and on behalf of the Member’s successors and assigns, expressly waives any right to have any Company property partitioned.

Section 8.08Member Expulsion

The Company may expel a Member for (i) violating this Agreement; (ii) failing to make the Capital Contributions as required in 0; or (iii) committing a felony or act of fraud against the Company.

Operating Agreement of Common Dwelling Fund, LLC

8-2

A Member may only be expelled on the unanimous consent of all Voting Members, excluding the Member to be expelled, under 0.  If a Member to be expelled is a Managing Member, the Managing Member will first be removed as a Manager under 0.

An expelled Member loses all rights as a Member of the Company, and the expelled Member’s Interests are converted to that of an Assignee.

Section 8.09Voting

Voting Members may only vote on the following matters:

removing a Manager, subject to the provisions of 0;

electing a successor Manager, subject to the provisions of 0;

terminating and dissolving the Company;

amending this Agreement; and

any matter requiring the vote of the Members as set out elsewhere in this Agreement or in the Act.

Voting Members may vote by written consent, with or without a formal meeting.  Assignees and Non-Voting Members may not vote.

Section 8.10Limits on Voting Rights

Despite any other provision in this Agreement, Members have no right to vote on the following matters:

dissolving or liquidating the Company;

distributing income or capital from the Company;

withholding any distribution of income or capital from the Company;

redeeming, liquidating, purchasing, or otherwise acquiring any Partnership Interest owned by any Member or Assignee;

returning capital to any Member or Assignee; and

contributing partnership property to any charity or any charitable trust.

Section 8.11Access to Information

Subject to the provisions of this Section, each Member is entitled to all information regarding the Company under the circumstances and subject to the conditions stated in this Agreement and the Act.  Assignees have no right to information regarding the Company.

All Members and any Assignees who obtain any information are subject to the confidentiality provisions of this Section.

(a)Confidential Information

The Members acknowledge that they may receive confidential information regarding the Company, the release of which may be damaging to the Company or to persons with whom it does business.  Each Member shall hold in strict confidence any information regarding

Operating Agreement of Common Dwelling Fund, LLC

8-3

the Company that is confidential, and may not disclose it to any person other than another Member, except for disclosures:

compelled by law (but the Member must notify the Manager promptly of any request for that information before disclosing it, if practicable);

to a Member’s advisors or representatives, but only if they have agreed to be bound by the provisions of this Section; or

that the Member also has received from a source independent of the Company that the Member reasonably believes was obtained without breach of any obligation of confidentiality.

(b)Enforcement through Specific Performance

The Members acknowledge that disclosure of confidential information may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both.  Accordingly, the provisions of this Section may be enforced by specific performance.

(Remainder of page intentionally left blank.)

Operating Agreement of Common Dwelling Fund, LLC

8-4

Article Nine
Meetings and Notice

Section 9.01Special Meetings

Special meetings of the Members or Managers may only be called by a majority in interest of the Voting Members or Managers.  Special meetings of the Members or Managers may only be called upon delivery to the Members or Managers of notice of a special meeting of the Members or Managers given according to this Agreement.

Section 9.02Meeting Notice

The Manager shall deliver notice to each Voting Member or Manager of record entitled to vote at the meeting at the address as appears in the Company records at least two but no more than 30 days before the meeting date.  The notice must state the date, time, and place of any meeting of the Members or Managers and a description of the meeting’s purpose.

Section 9.03Waiving Meeting Notice

A Member or Manager may waive notice of any meeting, before or after the date and time of the meeting as stated in the notice, by delivering a signed waiver to the Company to include in the minutes.  If a Member or Manager attends any meeting in person or by proxy, the Member or Manager waives objection to lack of notice or to defective notice of the meeting, unless the Member or Manager objects to holding the meeting or transacting business at the meeting.  The Member or Manager waives objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the Member or Manager objects to considering the matter when it is presented.

Section 9.04Voting by Proxy

The Voting Members or Managers may appoint a proxy to vote or otherwise act for the Voting Members or Managers under a written appointment form signed by the Voting Member, Managers, or the person’s attorney in fact.  A proxy appointment is effective when received by the secretary or other Officer or agent of the Company authorized to tabulate votes.  A fiduciary’s general proxy is given the same effect as the general proxy of any other Voting Member or Manager.  A proxy appointment is valid for 11 months unless otherwise specifically stated in the appointment form, or unless the authorization is revoked by the Voting Member or Manager who issued the proxy.

Section 9.05Action by Consent

Any Action required or permitted to be taken at a meeting of the Members or Managers may be taken without a meeting if the action is taken by all the Voting Members or Managers entitled to vote on the action.  The action must be evidenced by one or more written consents describing the action taken.  These consents, in the aggregate, must be signed by all of the Voting Members or Managers entitled to vote on the action and delivered to the Company to be included in the minutes.

Operating Agreement of Common Dwelling Fund, LLC

9-1

Section 9.06Quorum

For any meeting of the Members, a quorum requires the presence of Voting Members holding at least two-thirds of the Voting Membership Interests.

Section 9.07Presence

Any Member or Manager may participate in any meeting through the use of any means of communication by which all Members or Managers participating may simultaneously hear each other during the meeting.  Any Member or Manager participating in this way will be considered present in person at the meeting.

Section 9.08Conduct of Meetings

At any meeting of the Members or Managers, the Manager presides and the Voting Members appoint a person to act as secretary of the meeting.  The secretary of the meeting shall prepare minutes of the meeting, to be kept with the Company records.

Section 9.09Approval or Consent of Members

Unless provided otherwise by the Securities Act or this Agreement, any action of the Voting Members requires a vote or written consent of at least two-thirds of the Voting Members in favor of the action.

(Remainder of page intentionally left blank.)

Operating Agreement of Common Dwelling Fund, LLC

9-2

Article Ten
Books, Records, and Bank Accounts

Section 10.01Books and Records

The Manager shall keep books of account regarding the operation of the Company at the principal office of the Company, or at any other place the Manager determines.  All Members and their duly authorized representatives will have access to the books at all reasonable times.  The Manager shall keep the following records:

a current list of the full name and last known address of each Manager and Member and whether each Member is a Voting Member or a Non-Voting Member;

a copy of the Certificate of Formation (together with any amendments) and copies of any powers of attorney under which any certificate has been signed;

copies of the Company’s federal, state, and local income tax returns and any reports for the three most recent years;

copies of this Agreement (together with any amendments);

copies of any financial statements of the Company for the three most recent years; and

any other documents required by law.

Section 10.02Accounting and Taxable Year

The Manager shall keep books of account consistent with any method authorized or required by the Internal Revenue Code and as determined by the Manager.  The Manager shall close and balance the books at the end of each Company year.  The Company’s Taxable Year is the period authorized or required by the Internal Revenue Code, and as determined by the Manager.

Section 10.03Reports

Within a reasonable time after the end of each Taxable Year, the Manager shall provide all Members with the information necessary to prepare and file their respective tax returns.  The Manager shall prepare all financial statements at the Company’s expense.

Section 10.04Bank Accounts and Company Funds

The Manager shall deposit all cash receipts in the Company’s depository accounts.  All accounts used by or on behalf of the Company are property of the Company, and will be received, held, and disbursed by the Manager for the purposes specified in this Agreement.  The Manager must not commingle Company funds with any other funds.

(Remainder of page intentionally left blank.)

Operating Agreement of Common Dwelling Fund, LLC

10-1

Article Eleven
Admitting Additional Members

Section 11.01Admission by Consent of a Super Majority of Voting Members; Prerequisites

Additional Members, whether Voting Members, Non-Voting Members, or both, may only be added after the consent of a super majority of the Voting Members.  Before being admitted as a Member, a prospective Member must first:

provide evidence satisfactory to the Manager that admission of the prospective Member will not violate any applicable securities law, cause a termination of the Company under applicable provisions of the Code, or alter the status of any tax election made by the Company;

pay all reasonable expenses connected with admission as a Member, including professional fees incurred in obtaining opinions or valuations; and

agree to be bound by all of the terms of this Agreement by signing the Agreement.

Section 11.02Capital Contributions and Fair Market Value

Other than contributions of cash or publicly traded securities, the fair market value of any property to be contributed by an additional Member as the initial Capital Contribution will be determined as agreed upon by the additional Member and the holders of a majority of the Voting Membership Interests before the contribution is made.  In the alternative, the Manager will appoint a disinterested appraiser to determine the value of the property to be contributed.

The Manager may adopt and revise rules, conventions, and procedures as the Manager determines to be appropriate regarding the admission of Members to reflect the Membership Interest at the end of the year in accordance with the intentions of the Members.

Section 11.03Admissions Must Not Violate This Article

Any attempt to admit an additional Member that violates this Article will be null and void.

(Remainder of page intentionally left blank.)

Operating Agreement of Common Dwelling Fund, LLC

11-1

Article Twelve
Transfer of Membership Interests by a Member

Section 12.01Transfer Restrictions

Except as provided in this Article, no Member may transfer any Membership Interest either voluntarily or involuntarily by any means without the consent of the Manager.  The Manager is not required to consent to any attempted transfer and will not be subject to any liability for withholding consent.

Any attempted transfer of a Membership Interest or the admission of a Substitute Member in violation of this Article is null and void.

Section 12.02Additional Transfer Restrictions

If any proposed transfer of Membership Interests or addition of a Substitute Member will terminate the Company under either Internal Revenue Code Section 708(b) or the Act, then the transfer is prohibited unless the Manager specifically approves the transfer.  If not approved by the Manager, the attempted transfer will be disregarded and void ab initio.

But the Manager may not approve any transfer or addition of a Substitute Member that violates any applicable federal or state securities law.

Section 12.03Transferee Treated as an Assignee until Admitted as a Substitute Member

The transferee of a Membership Interest will hold the interest only as an Assignee until the transferee satisfies all the requirements of 0 to become a Substitute Member.  As an Assignee, the transferee will have only those rights in 0.

Section 12.04Conditions Required to Become a Substitute Member

An Assignee will not become a Substitute Member and will not have any rights as a Member until all of the conditions, consents, and procedures in this Section have been fully satisfied.

(a)Members’ and Manager’s Consent

A super majority of the Voting Members and the Manager must consent in writing to the admission of the Assignee as a Substitute Member.

Any Voting Member or Manager who does not affirmatively object to the admission of an Assignee within six months of the assignment of the Membership Interest will be deemed to consent to admitting the Assignee as a Substitute Member.  Any written consent or objection must be delivered to the Manager.  The Manager shall document any deemed consent under this Subsection.

(b)Executing All Other Agreements

The assigning Member and the Assignee shall sign, acknowledge, and deliver instruments of transfer and assignments to the Company, in the form and substance satisfactory to the Company.  These instruments include the written acceptance and adoption by the Assignee

Operating Agreement of Common Dwelling Fund, LLC

12-1

of this Agreement, together with the Assignee’s signing, acknowledgment, and delivery of a power of attorney to the Manager in the form and with the content specified in 0.

(c)Reasonable Transfer Fee

An Assignee shall pay a reasonable transfer fee to the Company.  The Manager may, with sole discretion, establish the transfer fee amount on a case-by-case basis.

(d)Effective Date of Admission as Substitute Member

The effective date of an admission as a Substitute Member is the date on which all the remaining Voting Members and Manager vote to accept the Assignee as a Substitute Member under this Agreement.

Section 12.05Assignee’s Rights and Limitations

An Assignee is entitled to receive distributions from the Company to the same extent that the transferring Member would receive distributions under this Agreement.  Until the effective date that an Assignee is admitted as a Substitute Member, both the Company and the Members will treat the Assignor of the transferred Membership Interest as the absolute owner of the transferred Membership Interest except regarding any Member distributions made that are attributable to the transferred Membership Interest.

An Assignee has substantially fewer rights than a Member.  Assignees only hold a right to receive economic benefits when distributed from the Company in respect to the assigned Membership Interest.  Other limitations on Assignees’ rights include:

access only to those Company records and information specifically authorized for the Assignees under the Act;

no right to vote in any Company matters; and

no other legal or economic rights.

Section 12.06Permitted Transfers

A Member may only transfer a Membership Interest without the Manager’s consent to a trust for his or her benefit, to his or her spouse, to a trust for the benefit of his or her spouse, to his or her immediate family, or to a trust for the benefit of his or her immediate family, so long as the proposed transfer does not:

cause the Company to terminate for federal income tax purposes;

result in any event of default as to any secured or unsecured obligation of the Company;

cause a reassessment of any real property owned by the Company; or

cause other adverse material impact to the Company.

The transferee of a Membership Interest transfer permitted by this Section will be admitted as a Substitute Member without the necessity of compliance with 0, but the Company may require the transferee to accept this Agreement in writing.

Operating Agreement of Common Dwelling Fund, LLC

12-2

Section 12.07Amending Operating Agreement and Certificate of Formation

If required by law, upon the admission of a new Member, the Manager shall amend the Operating Agreement or the Certificate of Formation to reflect any substitution of Members.

(a)Substitute Member Acceptance upon Amendment

Until the Operating Agreement or Certificate of Formation is amended under this Section, an Assignee will not become a Substitute Member.

(b)Assessing Fees

If a Substitute Member’s entry into the Company requires an amendment, the Manager may assess any fees, costs, or other expenses of any required amendment against that Substitute Member.

Section 12.08Member Disability

The agent of a disabled Member acting under a durable power of attorney or the Legal Representative of a disabled Member may exercise all of the Member’s rights and voting authority, and is entitled to receive distributions of cash or other property from the Company on behalf of the Member, but only if the agent or Legal Representative is a person or entity specifically listed as a permitted transferee in 0.  If more than one agent or Legal Representative is entitled to act for a disabled Member, the Manager will designate in writing which agent or Legal Representative may act on behalf of the disabled Member.

Section 12.09Death of a Member

Except for transfers to those persons or entities specifically listed as permitted transferees in 0, any Membership Interest that is transferred because of a Member’s death will be an Assignee interest.

A transferee of any transfer under this Section will be bound by all of the terms of this Agreement.

Section 12.10Voting Rights of Transferred Interests

A Voting Member who transfers a Voting Membership Interest to an Assignee will continue to hold all voting rights associated with the assigned Interest until the Assignee of the transferred Interest satisfies all of the requirements to become a Substitute Member under 0.

In the case of an Assignee who holds an Interest received because of the death of a Voting Member, the voting rights associated with the transferred Interest will be suspended and disregarded for purposes of calculating votes until the Assignee of the transferred Interest satisfies all of the requirements to become a Substitute Member under 0.

Section 12.11Non-Recognition of an Unauthorized Transfer or Assignment; Accumulation of Amounts to Be Distributed

The Company is not required to recognize the purported Interest of any transferee or Assignee who alleges to have received any Interest other than by an authorized transfer or Assignment under this Agreement.  If the ownership of a Membership Interest is in doubt, or if there is reasonable doubt as to who is entitled to a distribution attributable to an Interest, the Manager may accumulate the amounts to be distributed until this issue is finally determined and resolved.  The Manager shall credit any accumulated amounts to the Capital Account associated with the Interest.

Operating Agreement of Common Dwelling Fund, LLC

12-3

Section 12.12Creditor Rights; Charging Order Sole Exclusive Remedy

If a creditor obtains a judgment by a court of competent jurisdiction against any Member or Assignee, the court may charge the Member or Assignee’s Interest with payment of the unsatisfied amount of the judgment from distributions attributable to the affected Interest, but only to the extent permitted by the Securities Act.  To the extent any interest is charged with satisfaction of a judgment, the judgment creditor will receive no more than the rights of an Assignee; the creditor will not be admitted as a Member of the Company.

The charging order is the exclusive remedy by which a judgment creditor of a Member or an Assignee of a Membership Interest may obtain any satisfaction from the Company toward any judgment against the Member or Assignee.  This Section does not deprive any Member or Assignee of rights under any exemption laws available to the Member or Assignee.

Section 12.13Company’s Unilateral Purchase Option for Interest Acquired without Consent

The Company will have the unilateral option to purchase any Interest acquired by any transferee under this Section.  For purposes of establishing the value of the Interest under this provision, the Interest will be considered the Interest of an Assignee.

(a)Circumstances Triggering Purchase Option

Any of the following circumstances will trigger the Company’s unilateral right to purchase a transferee’s Interest.  Collectively these events are referred to as triggering events.

Any individual, entity, organization, or agency obtains a Member’s Interest, whether inclusive or exclusive of voting rights, because of:

any valid court order that the Company is required by law to recognize;

being subject to a lawful charging order by a court of competent jurisdiction;

a levy, voluntary or involuntary bankruptcy proceeding, or other transfer of a Membership Interest, with voting rights, that the Company has not approved but that the Company is required by law to recognize; or

any decree of divorce or equitable division of property that transfers a Membership Interest in the Company.

If the Company’s unilateral purchase option is exercised, the Company will purchase the affected Interest of the transferee for the fair market value of the Interest, valued as the Interest of an Assignee.

If the Interest is transferred subject to a divorce decree or equitable division of property, the Company’s unilateral option as to the transferred Interest will be suspended for a period of 90 days, and the divorcing Member will have all of the rights of the Company in this Section.  If the divorcing Member fails to initiate exercise of the option within the 90-day period, the Company’s unilateral option right will be restored.

Operating Agreement of Common Dwelling Fund, LLC

12-4

(b)Terms and Conditions of Exercisable Purchase Option

If the Company elects to exercise its unilateral purchase option, the following terms and conditions will apply to the transaction.

(1)Written Notice of Intent to Purchase

The Company will provide written notice to the Assignee or transferee within 90 days of the triggering event that the Company intends to purchase the Interest.  If the Company does not provide written notice within 90 days of the triggering event, the Company’s unilateral purchase option will lapse.

(2)Exercise of Option and Date of Valuation

If the Company provides written notice of its intent to exercise its purchase option, then the Company may exercise the option within 180 days from the first day of the month following the month in which the Company provided the notice.

The valuation date for the Interest to be purchased will be the first day of the month following the month in which notice is delivered.

(3)Written Appraisal Requirement

Unless the Company and the transferee or Assignee agree otherwise, the fair market value of any Interest subject to the Company’s purchase option will be determined by Qualified Appraisal performed by a Qualified Appraiser selected and paid for by the Company.  The Qualified Appraiser must be qualified to perform business appraisals and to value limited liability company or partnership interests.

(4)Acceptance or Rejection of Valuation

If the transferee objects to the appraiser’s valuation report, the transferee must deliver written notice of the objection to the Manager within 30 days from the date the transferee is provided with written notice of the valuation report.  If the transferee does not object in writing within the required period, the report will be considered accepted as written.

If the transferee objects to the valuation report, Transferee has 60 days to present an alternate report at Transferee’s own expense. If Company and Transferee still disagree on the valuation, the Parties shall submit to binding arbitration in the County of Dallas of the State of Texas.

(5)No Voting Rights during Purchase-Option Period

Until the closing, the transferee will not be allowed to exercise any vote attributable to the Interest that is subject to the purchase option.  The transferee will be entitled to all items of income, deduction, gain, or loss from the Interest.  The transferee of the Interest will be an Assignee unless all conditions have been satisfied for the transferee to become a Substitute Member as described in 0.

(6)Location and Date of Closing

Closing of any sale under this Section will occur at the principal office of the Company within 45 days of the date on which the valuation report is accepted by

Operating Agreement of Common Dwelling Fund, LLC

12-5

the transferee or the date on which the valuation of the Interest is otherwise resolved.

(7)Payment of Terms upon Exercise of Option

In order to prevent unduly burdening the Company’s resources, the Company may unilaterally elect to pay any purchase-money obligation in 30 equal annual installments, or as the Parties may otherwise agree in writing.  If the remaining term of the Company is less than 30 years, the Company may make equal annual installments over the remaining term of the Company.  Interest on any unpaid principal amount will accrue at the rate of 6% per annum.

In determining whether the remaining term of the Company is less than 30 years, the Company may assume that any option to extend the Company term will be exercised by a super majority of the Voting Members.  If the option to continue is not exercised, then the balance will become due immediately upon dissolution of the Company.

The first installment of principal and interest will be due on the first day of the Taxable Year following the closing date.  Subsequent annual installments will be due on the first day of each subsequent Taxable Year until the entire obligation is fully paid.  The Company may prepay any part of any purchase-money obligation at any time without premium or penalty.

Section 12.14Assignee or Charging Order Holder Assumes Tax Liability

The Assignee of a Membership Interest and any person who acquires a charging order against a Membership Interest shall report income, gains, losses, deductions, and credits regarding the interest for the period in which the Assignee Interest is held or for the period the charging order is outstanding.

(Remainder of page intentionally left blank.)

Operating Agreement of Common Dwelling Fund, LLC

12-6

Article Thirteen
Dissolution and Termination

Section 13.01Dissolving the Company

The Company will be dissolved only if an event described in this Section occurs.

(a)Date Designated by the Manager

The Company will be dissolved on a date designated by the Manager with the written consent of a super majority of the Voting Members.

(b)Judicial Dissolution

The Company will be dissolved upon the entry of a decree of judicial dissolution by a court of competent jurisdiction.

After dissolution, the Company shall conduct only activities necessary to wind up its affairs.

Section 13.02Liquidating the Company Property

After dissolving the Company, the Manager, or a liquidator appointed by a majority of the Voting Members, shall liquidate the Company property; apply and distribute the proceeds from the liquidation of the property under this Agreement; and cause the cancellation of the Company’s Certificate of Formation.

(a)Creditor Payment and Provision for Reserves

First, the proceeds from the liquidated property will be applied toward or paid to any non-Member creditor of the Company in the order of payment required by applicable law.  After paying liabilities owed to non-Member creditors, the Manager, or liquidator shall set up a reserve of assets as the Manager, or liquidator determines is reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company.

(1)Creating an Escrow Account

The Manager, or liquidator may, but need not, pay over any reserves for contingent liabilities to a bank to hold in escrow for later payment.

(2)Distributing Reserves

The Manager, or liquidator shall distribute any remaining reserves after the Manager, or liquidator is reasonably satisfied that any liabilities have been adequately resolved.  The remaining reserves will be distributed to the Members or their assigns in the order of priority for Member distributions set forth in this Agreement.

(b)Distributing Property after Paying Liabilities and Establishing Reserves

After paying liabilities and establishing reserves, the Manager, or liquidator shall satisfy any debts owed to Members with any remaining net assets of the Company, and then distribute any remaining assets to the Members in proportion to their positive Capital Account balances.

Operating Agreement of Common Dwelling Fund, LLC

13-1

(c)Non-Cash Assets

If any part of the net assets distributable to the Members consists of notes, accounts receivable, or other non-cash assets, the Manager, or liquidator may take whatever steps it considers to be appropriate to convert the assets into cash or any other form to facilitate distribution.  If any in-kind assets of the Company are to be distributed, those assets will be distributed using their fair market value at the distribution date, as determined by the Manager, or liquidator.

Section 13.03Company Property Sole Source

Company property is the sole source for the payment of any debts or liabilities owed by the Company.  Any return of Capital Contributions or liquidation amounts to the Members or Assignees (or both if the Company has Members and Assignees) will be satisfied only to the extent that the Company has adequate assets.  If the Company does not have adequate assets to return the Capital Contributions, neither the Members nor Assignees will have any recourse against the Company or any other Members or Assignees, except to the extent that other Members may have outstanding debts or obligations owing to the Company.

Section 13.04Company Asset Sales during Term of the Company

The sale of Company assets during the term of the Company does not constitute liquidation, dissolution, or termination of the Company as defined under this Article.  The Manager may reinvest the sale proceeds in other assets consistent with the business purposes for the Company.  Further, the Manager may participate in any real property exchange as defined in Code Section 1031 if the exchange fulfills the business purposes of the Company.

(Remainder of page intentionally left blank.)

Operating Agreement of Common Dwelling Fund, LLC

13-2

Article Fourteen
Dispute Resolution Provisions

The provisions of this Article supersede any rules governing mediation or arbitration under the law of Delaware or any other jurisdiction.

Section 14.01Resolving Disputes among Members and within the Company

The Members and Manager shall use the procedure outlined in this Article to resolve any dispute, contest, or claim that may result among any of the Members or between one or more of the Members or Managers and the Company that may relate to this Agreement.  The purpose of the alternative dispute resolution procedures in this Article is to resolve all disputes, contests, and claims without litigation.

Section 14.02Notice of Controversy and Designating Authorized Representatives

Any person (claimant) who has any dispute relating to the Company shall provide written notice to all Members and to any other person that has an interest in the controversy (respondents) describing the general nature of the controversy.  The notice must designate an Independent Person as an authorized representative who is empowered to fully settle the controversy on behalf of the claimant.  Two or more claimants may designate a common authorized representative.

Each respondent shall also designate an Independent Person as an authorized representative who is empowered to fully settle the controversy on behalf of the respondent.  Two or more respondents may designate a common authorized representative.

Written notice of the designation of the authorized representatives must be delivered to each party within 10 business days from the date the respondents receive notice of the controversy.

Section 14.03Beginning the Dispute Resolution Procedure

The authorized representatives shall conduct an initial meeting within 30 days from the date the claimant’s notice is delivered to the respondents.  The authorized representatives are entitled to collect and review all relevant evidence pertaining to the controversy and to negotiate and resolve the controversy.  Resolution of any controversy by the authorized representatives is conclusive and binds all parties.

If the authorized representatives do not resolve the controversy within 30 days from the date of their initial meeting, they shall discontinue direct negotiations and submit the controversy to mediation.

Section 14.04Selecting a Mediator

Within five days of discontinuing direct negotiations, the authorized representatives shall exchange written lists of persons whom they consider to be qualified to serve as a mediator.  Within 15 days after they exchange these lists, the authorized representatives shall agree upon one mediator to mediate the controversy.

If the authorized representatives do not agree on a mediator, the controversy will be submitted to binding arbitration under 0.

Operating Agreement of Common Dwelling Fund, LLC

14-1

Section 14.05Time and Place for Mediation Conference

The authorized representatives shall promptly designate a mutually convenient time and place for the mediation.  If the authorized representatives fail to do so, the controversy will be submitted to binding arbitration under 0.

Section 14.06Discovery and Exchange of Information

The authorized representatives are entitled to fully discover, obtain, and review all information relevant to resolving any controversy.

Section 14.07Delivery of Written Summaries; Authority to Obtain Professional Assistance

At least seven days before the first mediation conference, each authorized representative shall deliver to the mediator a concise written summary of fact and law about the issues.  The authorized representatives and the mediator may retain legal counsel, accountants, appraisers, and other experts whose opinions may assist the mediator in resolving the controversy.

Section 14.08Conducting Mediation

The mediator determines the format for mediation conferences, ensuring the authorized representatives have an equal opportunity to review the evidence and any relevant technical and legal presentations.  The mediator shall determine the time schedule for resolving the mediation and shall attempt to facilitate the parties’ efforts to achieve final resolution of all disputed issues.

If the mediator is unable to facilitate a final resolution of all issues, any unresolved issues will be submitted to arbitration under 0.

Section 14.09Final Determinations Bind All Parties

Any final determination made by the authorized representatives, mediator, or arbitrator binds each party who receives notice of a controversy, even if the party does not respond or designate a representative, or if the party’s authorized representative fails or refuses to participate in the designation of a mediator.

Section 14.10Arbitration

If any controversy is not finally resolved according to the alternative dispute resolution procedures in this Article, the parties to the controversy shall submit to mandatory and binding arbitration.  The controversy will be settled by arbitration according to the Commercial Arbitration Rules of the American Arbitration Association.  The arbitrator’s judgment may be entered in any court having competent jurisdiction.  If the arbitrator determines that the evidence produced through the arbitration process is insufficient to support a decision, the arbitrator may conclude the arbitration proceedings without a decision.

Section 14.11Settlement during Mediation or Arbitration

At any time before the conclusion of any mediation or arbitration, the authorized representatives may enter an agreement to resolve the controversy.  Any settlement agreement will be conclusive and bind all parties.

Operating Agreement of Common Dwelling Fund, LLC

14-2

Section 14.12Qualified Appraisals

If a Qualified Appraisal of the value of a Membership Interest is required in order to resolve a dispute, each of the parties to the dispute may choose a Qualified Appraiser to provide a valuation.  In the alternative, the parties may agree to select one Qualified Appraiser.  The mediator or arbitrator will determine to what extent the Qualified Appraisal will be used in resolving any dispute.

Section 14.13Right to Seek Equitable Relief

If a party materially breaches this Agreement and if the other parties determine in good faith that immediate relief is necessary, the parties alleging the material breach may seek temporary restraining orders, preliminary injunctions, or similar temporary and equitable relief in a court of competent jurisdiction.

Section 14.14Prevailing Party Is Entitled to Recover All Reasonable Costs

The prevailing party in any dispute between any Member or Manager and the Company or between the Members themselves is entitled to recover from the losing party all reasonable costs incurred, including any attorney’s fees and any costs of mediation, arbitration, court fees, appraisals, and expert-witnesses.

(Remainder of page intentionally left blank.)

Operating Agreement of Common Dwelling Fund, LLC

14-3

Article Fifteen
General Matters

Section 15.01Successors and Assigns

Subject to the restrictions on transfer in this Agreement, this Agreement binds and inures to the benefit of the Members, and to their respective successors, personal representatives, heirs, and assigns.

Section 15.02Irrevocable Durable Power of Attorney

By signing this Agreement, each Member (including any Substitute Member) irrevocably appoints the Manager as the Member’s agent and attorney in fact, with all necessary powers to prepare and deliver any documents required to carry out this Agreement, including:

the Company’s Certificate of Formation and any necessary amendments;

the Company’s dissolution if the Company is terminated;

any amendment to this Agreement to be signed by the Members;

any documents required by law to conduct Company business; and

any documents concerning the acquisition, management, sale, or encumbrance of Company property that the Manager determines is necessary to conduct Company business.

The Members acknowledge that this power of attorney is coupled with an interest and is irrevocable and will continue in effect if any Member becomes incapacitated.  This power of attorney also survives the assignment of any Membership Interest and empowers the Manager to act to the same extent for any Substitute Members or Assignees.

Any Manager may exercise the power by a digital signature or by listing all of the Members signing the instrument with a signature of the Manager as the attorney in fact for all of them.

The Manager may not exercise this power of attorney in any way that would increase the liability of any Member beyond the Member’s liability as set forth in this Agreement.

Section 15.03No Waiver

Any Member’s failure to insist upon strict performance of any provision or obligation of this Agreement, irrespective of the length of time for which the failure continues, is not a waiver of that Member’s right to demand strict compliance in the future.  An express or implied consent to or waiver of any breach or default in the performance of any obligations under this Agreement is not a consent to or waiver of any other breach or default in the performance of the same or any other obligation.

Section 15.04Definitions

For purposes of this Agreement, the following terms have the following meanings.

Operating Agreement of Common Dwelling Fund, LLC

15-1

(a)Act

Act means the Limited Liability Company Act, as amended from time to time.

(b)Additional Member

Additional Member means a Member who is admitted to the Company after this Agreement is signed, but who is not a Substitute Member.  An Additional Member may be either a Voting Member or a Non-Voting Member.

(c)Additional Capital Contribution

See Capital Contribution.

(d)Affiliated Person

Affiliated Person means a Member, a member of an individual Member’s Immediate Family, a Legal Representative, successor, Assignee, or trust for the benefit of a Member and members of the Immediate Families of the individual Member, and any corporation or other legal entity of which a majority of the voting interest is owned by any one or more Affiliated Persons.

(e)Agreement

Agreement means this Operating Agreement, as amended from time to time.

(f)Assignee

Assignee means the recipient of a Membership Interest by Assignment.

(g)Assignment

Assignment means any method—direct or indirect, voluntary or involuntary—by which the legal or beneficial ownership of any interest in the Company is transferred or changed, including:

any sale, exchange, gift, or any other form of conveyance, assignment, or transfer;

a change in the beneficial interests of any trust or estate that holds any interest in the Company and a distribution from any trust or estate;

a change in the ownership of any Member or Assignee that is a corporation, partnership, limited liability company, or other legal entity, including the dissolution of the entity;

a change in legal or beneficial ownership or other form of transfer resulting from the death or divorce of any Member or Assignee or the death of the spouse of any Member or Assignee;

any transfer or charge under a charging order issued by any court; and

any levy, foreclosure, or similar seizure associated with the exercise of a creditor’s rights in connection with a mortgage, pledge, encumbrance, or security interest.

Assignment does not include any mortgage, pledge, or similar voluntary encumbrance or grant of a security interest in any Interest in the Company.

Operating Agreement of Common Dwelling Fund, LLC

15-2

(h)Bankrupt

Bankrupt means filing a petition in voluntary bankruptcy, an assignment taken voluntarily or involuntarily by a Member for the benefit of creditors, or other action under any federal or state law for the benefit of an insolvent party.  Bankrupt does not include filing a petition of involuntary bankruptcy against a Member if the petition is dismissed within 45 days from the filing date, nor does it include the issuance of a charging order against a Member’s Interest if the charging order is removed within 10 days of being served.

(i)Capital Account

Capital Account means the account established and maintained for each Member under 0 and under Treasury Regulation Section 1.704-1(b)(2)(iv), as amended from time to time.

(j)Capital Contribution

Capital Contribution means the total cash and other consideration contributed and agreed to be contributed to the Company by each Member.  Each Initial Capital Contribution is shown in Schedule A, attached and incorporated into this Agreement.  Additional Capital Contribution means the total cash and other consideration contributed to the Company by each Member other than the Initial Capital Contribution.  Any reference in this Agreement to the Capital Contribution of a current Member includes any Capital Contribution previously made by any prior Member regarding that Member’s Interest.  The value of a Member’s Capital Contribution is the amount of cash plus the fair market value of other property contributed to the Company.

(k)Certificate of Formation

Certificate of Formation means the Certificate of Formation filed with the Secretary of State of Delaware as required by the Act, or any other similar instrument required to be filed by the laws of any other state in which the Company intends to conduct business.

(l)Cash-Flow Earnings

Cash-Flow Earnings means the net income, including capital gains income, realized by the Company for the Taxable Year, reduced or increased according to the following guidelines.

(1)Net Income Reductions

Net income will be reduced by the actual payment of items that are not deductible by the Company for federal income tax purposes, including nondeductible travel and entertainment expenses, charitable contributions, nondeductible interest payments, the payment of debt principal and interest, the acquisition of depreciable property during the Taxable Year to the extent that the cost is not fully deductible in the year of acquisition, and any other payment that represents an actual decrease in the cash available to the Company.

(2)Net Income Increases

Net income will be increased by the amount expended for intangible expenses for federal income tax purposes.  Intangible expenses include depreciation, depletion, and amortization costs reported as deductions for federal income tax purposes, but

Operating Agreement of Common Dwelling Fund, LLC

15-3

do not include depreciation reported as an expense that is deductible under Internal Revenue Code Section 179.

(3)Treatment of Gain on Asset Sale

The gain from the sale of a Company asset will be included in determining the Company’s net income for distribution purposes to the extent of payments of the gain amount actually received by the Company for the Taxable Year.  Deferred payments of gain under an installment sale or other deferred payment arrangement will be considered income in the year a payment is actually received.

The computation of Cash-Flow Earnings does not include income from a partnership, trust, limited liability company, or other organization classified by federal tax law as a pass-through entity to the extent that distributions of income from the pass-through entity are not actually received during the Taxable Year or within 60 days after the close of the Taxable Year.  Subsequent distributions to the Company from a pass-through entity that are attributable to income realized and reported for a prior year will increase the Cash-Flow Earnings for distribution purposes.

Cash-Flow Earnings determined for distribution purposes do not include reasonable reserves.  Reserves are amounts needed for working capital, debt service, deferred maintenance, and for anticipated capital improvements.

Cash-Flow Earnings take into account the obligation of the Company to the payment obligations of interest to Members who have advanced funds to the Company as loans and the payment of any guaranteed payment obligations of the Company.  The distribution of earnings may be deferred for a reasonable time to the extent that the Company does not have available cash to satisfy the distribution amount.  The term available cash indicates the actual cash of the Company in checking accounts, money market funds, and 90-day Treasury Bills.

(m)Charity

Charity includes any organization of a type described in Internal Revenue Code Sections 170(c), 2055(a), and 2522(a).

(n)Charitable Trusts

Charitable Trust includes any charitable remainder trust created under Internal Revenue Code Section 664 or any charitable income trust created under Treasury Regulations Section 1.170A-6(c); Treasury Regulations Section 25.2522(c); or Treasury Regulations Section 20.2055-2(e).

(o)Company

Company means Common Dwelling Fund, LLC, a Delaware Limited Liability Company.

(p)Company Minimum Gain

Company Minimum Gain means the minimum amount of gain that would be realized by the Company if the Company disposed of all Company property subject to the liabilities in full satisfaction of those liabilities, computed strictly under Treasury Regulation Section 1.704-2(b) and (d).

Operating Agreement of Common Dwelling Fund, LLC

15-4

(q)Delivery

Delivery means:

personal delivery to a party;

mailing by certified United States mail to the last known address of the party to whom delivery is made, with return receipt requested to the party making delivery;

facsimile transmission to a party when receipt is confirmed in writing or by electronic transmission back to the sending party; or

electronic mail transmission to a party when receipt is confirmed in writing or by electronic mail transmission back to the sending party.

The effective date of delivery is the date of personal delivery or the date of the return receipt, if received by the sending party.  If no return receipt is provided, then the effective date will be the date the transmission would have normally been received by certified mail if there is evidence of mailing.

(r)Disability

Disability of a Member means that any one of the following has occurred:

the Member has been declared incompetent, incapacitated, or otherwise legally unable to effectively manage his or her property or financial affairs by a court of competent jurisdiction;

the Member’s incapacity has been certified in writing by two licensed physicians, one of whom is the Member’s personal physician, after examining the Member;

the Member has disappeared or is absent for unexplained reasons, causing the Member to be unable to manage his or her property or financial affairs effectively; or

the Member is being detained under duress or under law, causing the Member to be unable to manage his or her property or financial affairs effectively.

A Member’s disappearance, absence, or detention under duress may be established by an affidavit of any Manager; or, if the individual in question is the only Manager, by the affidavit of any other Member.  The affidavit must describe the circumstances of the individual’s disappearance, absence, or detention.  Any third party dealing in good faith with the Company may rely upon the affidavit.

Upon regaining capacity, a formerly incapacitated Member will have all the rights, power, and authority originally granted to the Member by this Agreement.

(s)Immediate Family

Immediate Family means any Member’s spouse (but not a spouse who is legally separated from the person under a decree of divorce or separate maintenance), parents, parents-in-law, descendants (including descendants by adoption), brothers, sisters, brothers-in-law, sisters-in-law, and grandchildren-in-law.

Operating Agreement of Common Dwelling Fund, LLC

15-5

(t)Including and Includes

In this Agreement, the words include, includes, and including mean include without limitation, includes without limitation, and including without limitation, respectively.  Include, includes, and including are words of illustration and enlargement, not words of limitation or exclusivity.

(u)Independent Person

Independent Person means an individual who is not related to or subordinate to a claimant or respondent of any controversy concerning the Company, is not a Member of the Company, and has no financial stake in the resolution of the controversy other than fair and reasonable compensation for services provided to resolve the controversy.

(v)Initial Capital Contribution

See Capital Contribution.

(w)Internal Revenue Code

References to the Internal Revenue Code or to its provisions are to the Internal Revenue Code of 1986, as amended from time to time, and any corresponding Treasury Regulations.  References to the Treasury Regulations are to the Treasury Regulations under the Internal Revenue Code in effect.  If a particular provision of the Internal Revenue Code is renumbered or a subsequent federal tax law supersedes the Internal Revenue Code, any reference is to the renumbered provision or to the corresponding provision of the subsequent law, unless the result would be clearly contrary to the Members’ intent as expressed in this Agreement.  The same rule applies to Treasury Regulations references.

(x)Legal Representative or Personal Representative

The terms Legal Representative and Personal Representative mean a person’s guardian, conservator, executor, administrator, Trustee, or any other person or entity personally representing a person or the person’s estate.

(y)Majority in Interest/Super Majority; 85% in Interest of the Voting Members

Majority in Interest means that 51 or more votes out of 100 votes that may be cast will determine the matter subject to the vote.

85% in interest of the Members means that at least 85 votes out of the total 100 votes that may be cast will determine the matter subject to the vote.

(z)Manager

Manager means any individual or legal entity designated in this Agreement as a Manager.  A Manager conducts the business of the Company and is authorized to exercise the powers and duties of Manager detailed in this Agreement.

(aa)Market Rate of Interest or Market Rate

The terms market rate of interest and market rate mean the rate of interest identified as the prime rate by the Wall Street Journal in its “Money Rates” column; or, if two or more rates are reported as the prime rate, the average of the two or more.  If Internal Revenue Code Sections 483 and 1274A apply to this transaction, the minimum rate of interest of the

Operating Agreement of Common Dwelling Fund, LLC

15-6

purchase money obligation will be fixed at the rate of interest then required by those Sections.

(bb)Member

Member, without the qualifier Voting or Non-Voting, means any person or legal entity designated in this Agreement as a Voting or Non-Voting Member or any person or legal entity who becomes a Voting or Non-Voting Member under this Agreement.

(cc)Members

The term Members, without the qualifier Voting or Non-Voting, means all of the Voting and Non-Voting Members of the Company collectively.

(dd)Member Minimum Gain

Regarding a Member Non-Recourse Debt, Member Minimum Gain means the least amount of gain that the Company would realize if the Company disposed of the encumbered Company property in full satisfaction of the encumbrance.

(ee)Member Non-Recourse Debt and Member Non-Recourse Deductions

Member Non-Recourse Debt means nonrecourse Company debt for which one or more Members bear economic risk of loss as defined in Treasury Regulation Section 1.704-2(b)(4).

Member Non-Recourse Deductions means for each Taxable Year, the Company deductions that are attributable to Member Non-Recourse Debt and are characterized as Member Non-Recourse Deductions under Treasury Regulation Section 1.704-2(b).

(ff)Membership Interest

Membership Interest means the ownership interest and rights of a Member in the Company, including the Member’s right to a distributive share of the profits and losses, the distributions, and the property of the Company.  All Membership Interests are subject to the restrictions on transfer imposed by this Agreement.  Each Member’s Interest is personal property and no Member will acquire any interest in any of the assets of the Company.  A Membership Interest may be further defined as a Voting Membership Interest or a Non-Voting Membership Interest.

Membership Interests may be adjusted from time to time under 0.

(gg)Non-Voting Member

A Non-Voting Member means a Member who, except as otherwise specifically permitted by this Agreement or with the prior written consent of all the Voting Members or of the Manager, has no right to vote or participate in the Company’s management, or to act on behalf of the Company in any way or for any purpose.

(hh)Person

Person has the same broad meaning as defined in Internal Revenue Code Section 7701(a)(1).  The term specifically includes the Company; its successors and assigns; each Member or Assignee, and their successors, assigns, heirs, and personal representatives.  The phrase each other person identifies any individual, corporation, partnership, limited

Operating Agreement of Common Dwelling Fund, LLC

15-7

liability company, trust, or other party whose interest may be affected, adversely or otherwise, by the resolution of any dispute, contest, or claim.

(ii)Property

Property means all Company property and rights as described in Schedule A and any property—real or personal, tangible or intangible—otherwise acquired by the Company.

(jj)Qualified Appraiser and Qualified Appraisal

A Qualified Appraiser means an appraiser who is a Member of the American Society of Appraisers, Business Valuations Division and accredited to perform business appraisals or valuations by this organization; or, alternatively, a certified public accountant accredited in business valuation by the American Institute of Certified Public Accountants.  A Qualified Appraisal means any appraisal performed by a Qualified Appraiser.

(kk)Securities Act

Securities Act refers to the Securities Act of 1933, as amended.

(ll)Substitute Member

Substitute Member means any person not previously a Member who acquires a Membership Interest and is admitted as a Substitute Member according to the terms of 0 of this Agreement.  A Substitute Member may be either a Voting Member or Non-Voting Member.

(mm)Taxable Year

Taxable Year means the calendar year or any other accounting period selected by the Manager.  Taxable Year is synonymous with fiscal year for all purposes of this Agreement.

(nn)Voting Member

Voting Member means any Member who has the right to vote upon all matters that Members have the right to vote on under this Agreement, in proportion to their respective Percentage Interest in the Company.

(oo)Voting Membership Interest

Voting Membership Interest means a Membership Interest that includes the right to consent or approve certain Company actions.  Each Voting Member holds a Voting Membership Interest and has the right to vote the holder’s proportionate interest in the Company regarding all matters that all Voting Members have a right to vote under this Agreement or by law.

Example:  A Member with a Membership Interest of 35.5 % will have a 35.5% Voting Membership Interest in the Company, and will have 35.5 votes out of 100 votes that may be cast on matters that require the consent or affirmative action of the Members.

Section 15.05Changing the Company’s Situs

The Company’s situs may be changed only by the unanimous written consent of all of the Voting Members and the Manager.

Operating Agreement of Common Dwelling Fund, LLC

15-8

Section 15.06No Duty to Mail Certificate of Formation

The Manager does not have an obligation to deliver or mail copies of the Certificate of Formation or any amendments to the Members unless required to do so by the Act.

Section 15.07General Matters

The following general provisions and rules of construction apply to this Agreement:

(a)Multiple Originals; Validity of Copies

This Agreement may be signed in any number of counterparts, each of which will be deemed an original.

Any person may rely on a copy of this Agreement that the Manager certifies to be a true copy to the same effect as if it were an original.

(b)Singular and Plural; Gender

Unless the context requires otherwise, words denoting the singular may be construed as plural and words of the plural may be construed as denoting the singular.  Words of one gender may be construed as denoting another gender as is appropriate within the context.  The word or, when used in a list of more than two items, may function as both a conjunction and a disjunction as the context requires or permits.

(c)Headings of Articles, Sections, and Subsections

The headings of Articles, Sections, and Subsections used within this Agreement are included solely for the reader’s convenience and reference.  They have no significance in the interpretation or construction of this Agreement.

(d)Governing Law

This Agreement is governed, construed, and administered according to the laws of Delaware, as from time to time amended, except as to trust property required by law to be governed by the laws of another jurisdiction, and unless the situs of administration is changed under 0.

(e)Notices

Unless otherwise stated, whenever this Agreement calls for notice, the notice must be in writing and must be personally delivered with proof of delivery, or emailed, or mailed postage prepaid by certified mail, return receipt requested, to the last known address of the party requiring notice.  Notice is effective on the date personally delivered, email sent, or on the date of the return receipt.  If a party giving notice does not receive the return receipt but has proof that he or she mailed the notice, notice will be effective on the date it would normally have been received by certified mail.  If notice is required to be given to a minor or incapacitated individual, notice must be given to the minor or incapacitated individual’s parent or Legal Representative.

(f)Severability

The invalidity or unenforceability of any provision of this Agreement does not affect the validity or enforceability of any other provision of this Agreement.  If a court of competent

Operating Agreement of Common Dwelling Fund, LLC

15-9

jurisdiction determines that any provision is invalid, the remaining provisions of this Agreement are to be construed as if the invalid provision had never been included in this Agreement.

(g)Acceptance

Each Manager and Member has reviewed this Agreement, accepts all its provisions, and agrees to be bound by all the terms, conditions, and restrictions contained in this Agreement.

Operating Agreement of Common Dwelling Fund, LLC

15-10

Signed:

MANAGER:

Common Dwelling Management, LLC

Ty Lee, Manager

MEMBERS:

Common Dwelling Management, LLC

Ty Lee, Manager

Investor(s) named in Exhibit A

Operating Agreement of Common Dwelling Fund, LLC

15-11

Schedule A

The Initial Members and Their Contributions to the LLC

Member’s Name	Contribution	Initial Capital Contribution	% Interest	Voting or Non-Voting
Common Dwelling Management, LLC	$10,000	$10,000	100.0%	Voting
Investors named in Exhibit A	See Exhibit A-2	See Exhibit A-2	See Exhibit A-2	Non-Voting

Date:

Common Dwelling Management, LLC, Manager

by:

Ty Lee, Manager

[To keep Membership Interests up to date for voting and distribution purposes, this Schedule or a copy of it must be prepared and signed by the Manager each time an additional contribution is made to the LLC, and each time a transfer of a Membership Interest is made between or among Members. Each revised Schedule must be attached to this Agreement and available for inspection by each Member.]

Exhibit A-2

Non-Voting Member List

Name/ Address	Purchase Amount ($)	Interests Purchased	Date of Purchase	% Interest

Schedule B

Schedule of Manager’s Compensation

Fund Management Fee = 1% of total commitments. (assessed quarterly in advance)

Asset Management Fee = 1% of total commitments. (assessed quarterly in advance)

Property Management Fee = 8% of gross collected rents. (assessed monthly)

Disposition Fee = Market and currently projected to be 7% of gross sales price (this includes sales commissions)